                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                FORM 8-K/A



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported) APRIL 6, 1998



                    American General Hospitality Corporation
             (Exact Name of Registrant as Specified in its Charter)




          Maryland                    1-11903                    75-2648842
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)



           5605 MacArthur Blvd., Suite 1200, Irving, Texas           75038
              (Address of principal executive offices)             (Zip Code)






       REGISTRANTS TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 550-6800

ITEM 5.  OTHER EVENTS


     This Current Report on Form 8-K/A is being filed to amend the Form 8-K dated on April 6, 1998 which was filed to update the interim unaudited financial statements previously included in two separate Form 8-K's dated January 8, 1998 and February 13, 1998. In addition, the financial statements also include the December 31, 1997 audit of the Prime Portfolio Acquisition hotels which is required for future Securities Exchange Act of 1933 filings.


     The Potomac Portfolio Acquisition hotels and Holiday Inn O'Hare International Hotel's financial statements are presented for informational purposes only. The acquisitions are not significant for disclosure purposes as required by the Securities Exchange Act of 1933 and 1934.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS


(a)  Financial Statements of Business Acquired

     The following audited financial statements are included in this Form 8-K:

     . Prime Portfolio Acquisition hotels as of December 31, 1996 and 1997 and for each of the three years ended December 31, 1995, 1996 and 1997.

     . FSA Portfolio Acquisition hotels as of December 31, 1996 and September 30, 1997, for each of the two years ended December 31, 1996 and the nine month period ended September 30, 1997 and unaudited information for the year ended December 31, 1997

     . Potomac Portfolio Acquisition hotels as of and for the year ended December 31, 1996 and unaudited information for the year ended December 31, 1997

     . Holiday Inn O'Hare International Hotel as of and for the year ended December 31, 1996 and unaudited information for the year ended December 31, 1997


                            Index to Financial Statements                                  Page
                            -----------------------------                                  ----
Prime Portfolio Acquisition
  Report of Independent Accountants                                                              F-1

  Combined Balance Sheets as of December 31, 1996 and 1997                                       F-2

  Combined Statements of Operations for the Years Ended December 31, 1995, 1996  and
   1997                                                                                          F-3

  Combined Statements of Equity for the Years Ended December 31, 1995, 1996 and 1997
                                                                                                 F-4
  Combined Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and
   1997                                                                                          F-5

  Combining Balance Sheets as of December 31, 1996                                               F-6

  Combining Balance Sheets as of December 31, 1997                                               F-7

  Prime Group II Acquisition Balance Sheet as of March 31, 1998 (unaudited)                      F-8

  Combining Statements of Operations for the Year Ended December 31, 1995                        F-9

  Combining Statements of Operations for the Year Ended December 31, 1996                       F-10

  Combining Statements of Operations for the Year Ended December 31, 1997                       F-11

  Prime Group II Acquisition Statement of Operations for the Three Months                       F-12
      Ended March 31, 1998 and 1997 (unaudited)

  Combining Statements of Equity for the Years Ended December 31, 1995, 1996 and 1997           F-13

  Prime Group II Acquisition Statement of Equity for the Three Months
      Ended March 31, 1998 (unaudited)                                                          F-14

  Combining Statements of Cash Flows for the Year Ended December 31, 1995                       F-15

  Combining Statements of Cash Flows for the Year Ended December 31, 1996                       F-16

  Combining Statements of Cash Flows for the Year Ended December 31, 1997                       F-17

  Prime Group II Acquisition Statement of Cash Flows
      for the Three Months Ended March 31, 1998 and 1997 (unaudited)                            F-18

  Notes to Financial Statements                                                                 F-19

  Schedule III  Real Estate and Accumulated Depreciation
        As of December 31, 1997                                                                 F-25

FSA Portfolio Acquisition
  Report of Independent Accountants                                                             F-27
  Balance Sheets as of December 31, 1996, September 30, 1997 and December 31,1997               F-28
   (unaudited)
  Statements of Operations for the Years Ended December 31, 1995, 1996 and 1997                 F-29
   (unaudited) and the nine months ended September 30, 1996 (unaudited)  and 1997
  Statements of Equity for the Years Ended December 31, 1995, 1996 and 1997                     F-30
   (unaudited) and the nine months ended September 30, 1996 (unaudited)  and 1997
  Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997                 F-31
   (unaudited) and the nine months ended September 30, 1996 (unaudited)  and 1997               F-32
  Notes to Financial Statements
  Schedule III  Real Estate and Accumulated Depreciation                                        F-37
        as of September 30, 1997

Potomac Portfolio Acquisition                                                                   F-39
  Report of Independent Accountants                                                             F-40
  Balance Sheets as of December 31, 1996 and 1997 (unaudited)
  Statements of Operations for the Years Ended December 31, 1996 and 1997 (unaudited)
                                                                                                F-41
  Statements of Equity for the Years Ended December 31, 1996
        and 1997 (unaudited)                                                                    F-42
  Statements of Cash Flows for the Years Ended December 31, 1996 and
        1997 (unaudited)                                                                        F-43
  Notes to Financial Statements                                                                 F-44
  Schedule III  Real Estate and Accumulated Depreciation
        As of December 31, 1996                                                                 F-48

Holiday Inn O'Hare International Airport
  Report of Independent Accountants                                                             F-49
  Balance Sheets as of December 31, 1996 and
        1997 (unaudited)                                                                        F-50
  Statements of Operations for the Years Ended December 31, 1996
        and 1997 (unaudited)                                                                    F-51
  Statements of Equity for the Years Ended December 31, 1996
        and 1997 (unaudited)                                                                    F-52
  Statements of Cash Flows for the Years Ended December 31, 1996 and 1997 (unaudited)           F-53
  Notes to Financial Statements                                                                 F-54
  Schedule III  Real Estate and Accumulated Depreciation
        As of December 31, 1996                                                                 F-58


(b)  Unaudited Pro Forma Financial Information


                  Index to Unaudited Pro Forma Financial Statements                             Page
                  -------------------------------------------------                             ----
American General Hospitality Corporation
    Pro Forma Balance Sheet as of December 31, 1997 and March 31, 1998                          F-59
    Pro Forma Statements of Operations for the Year Ended
        December 31, 1997 and the Three Months Ended March 31, 1998                             F-67

AGH Leasing, L.P.
    Pro Forma Statements of Operations for the Year Ended
        December 31, 1997 and the Three Months Ended March                                      F-80
        31, 1998

Clifton Holding Corp.
    Pro Forma Statements of Operations for the Year Ended
        December 31, 1997 and the Three Months Ended March                                      F-89
        31, 1998

(c)  The following are filed as Exhibits to this Report.

     23.1 Consent of Independent Accountants


                                   SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 22, 1998                    American General Hospitality Corporation
                                        (Registrant)



                                        By: /s/ KENNETH E. BARR
                                           ------------------------------------

                                        Kenneth E. Barr
                                        Executive Vice President and
                                        Chief Financial Officer
                                        (Principal Financial Officer)

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
American General Hospitality Corporation

  We have audited and reported separately herein on the combined financial statements and financial statement schedule of the Prime Portfolio Acquisition Hotels (described in Note 1) as of December 31, 1996 and 1997 and for the three years then ended.

  We have also audited the accompanying combining balance sheets and financial statement schedule of the Prime Portfolio Acquisition Hotels as of December 31, 1996 and 1997 and the related combined statements of operations, equity and cash flows for the three years then ended. These combining financial statements are the responsibility of the Prime Portfolio Acquisition Hotels' management. Our responsibility is to express an opinion on these combined financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ("SEC") as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Prime Portfolio Acquisition Hotels.

  In our opinion, the combining financial statements referred to above present fairly, in all material respects, the financial positions of the Prime Portfolio Acquisition Hotels as of December 31, 1996 and 1997, and the results of their operations and cash flows for the three years then ended, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above which is presented for the purpose of additional analysis and to comply with the rules and regulations of the SEC, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


                                         COOPERS & LYBRAND L.L.P.



Dallas, Texas
April 2, 1998

                      PRIME PORTFOLIO ACQUISITION HOTELS

                            COMBINED BALANCE SHEETS


                                                                               December 31,
                                                                     ---------------------------------
                                                                          1996                1997
                                                                     -------------       -------------
                    ASSETS

Investments in hotel properties, at cost:
     Land and land improvements..................................... $  18,703,642       $  21,721,335
     Building and improvements......................................   125,658,540         152,153,002
     Furniture, fixtures and equipment..............................    39,173,323          35,056,523
                                                                     -------------       -------------

                                                                       183,535,505         208,930,860

Less: accumulated depreciation......................................    19,720,190          30,836,489
                                                                     -------------       -------------

Net investment in hotel properties..................................   163,815,315         178,094,371
Cash and cash equivalents...........................................     1,802,509           1,522,567
Restricted cash.....................................................       700,114                   0
Accounts receivable, net............................................     5,545,669           5,073,783
Inventories.........................................................     2,387,036           2,543,554
Prepaid expenses....................................................       951,887           1,221,673
Deferred expenses, net..............................................     2,279,492           2,155,646
Other assets........................................................        77,526              63,859
                                                                     -------------       -------------

     Total assets................................................... $ 177,559,548       $ 190,675,453
                                                                     =============       =============

               LIABILITIES AND EQUITY

Mortgage payable.................................................... $  38,078,025       $  35,737,784
Intercompany advance................................................    92,828,197          88,707,942
Accounts payable, trade.............................................     2,718,169           3,211,686
Accrued expenses and other liabilities..............................     4,941,806           5,324,205
                                                                     -------------       -------------

     Total liabilities..............................................   138,566,197         132,981,617

Commitments and contingencies (Note 5)
Capital.............................................................    23,952,105          23,952,105
Retained earnings...................................................    15,041,246          33,741,731
                                                                     -------------       -------------

     Total equity...................................................    38,993,351          57,693,836
                                                                     -------------       -------------

     Total liabilities and equity................................... $ 177,559,548       $ 190,675,453
                                                                     =============       =============


    The accompanying notes are an integral part of these combined financial statements.

                      PRIME PORTFOLIO ACQUISITION HOTELS

                       COMBINED STATEMENTS OF OPERATIONS


                                                                              December 31,
                                                            --------------------------------------------------
                                                                 1995              1996               1997
                                                            ------------      -------------      -------------
Revenues:
      Room revenue......................................... $ 61,374,689      $  75,762,299      $  88,079,205
      Food and beverage revenue............................   32,398,484         35,149,769         38,979,060
      Other revenue........................................    3,918,088          3,557,400          4,135,657
                                                            ------------      -------------      -------------

        Total revenue......................................   97,691,261        114,469,468        131,193,922
                                                            ------------      -------------      -------------

Expenses:
      Property operating costs and expenses................   17,779,877         20,530,841         22,732,183
      Food and beverage costs and expenses.................   23,872,749         25,896,719         28,577,527
      General and administrative...........................    6,550,258          7,752,288          8,371,052
      Advertising and promotion............................    5,577,807          6,620,451          6,883,567
      Repairs and maintenance..............................    4,588,975          4,937,985          5,291,173
      Utilities............................................    5,377,086          5,798,292          6,035,739
      Management fees......................................    3,268,342          3,693,651          4,142,881
      Franchise costs......................................    1,841,240          2,213,297          2,733,228
      Depreciation and amortization........................    5,410,831          8,551,401         11,346,920
      Real estate and personal property taxes and
        property insurance.................................    3,360,570          3,375,206          3,897,849
      Interest expense.....................................    6,498,968          4,179,695          3,587,847
      Lease expense........................................    5,028,341          7,172,184          5,625,070
      Other expense........................................       66,095             47,855            206,637
                                                            ------------      -------------      -------------

        Total expenses.....................................   89,221,139        100,769,865        109,431,673
                                                            ------------      -------------      -------------

        Net income......................................... $  8,470,122      $  13,699,603      $  21,762,249
                                                            ============      =============      =============



    The accompanying notes are an integral part of these combined financial statements.

                      PRIME PORTFOLIO ACQUISITION HOTELS

                         COMBINED STATEMENTS OF EQUITY



BALANCE, DECEMBER 31, 1994..................................... $  18,076,953
        CONTRIBUTIONS..........................................       107,015
        DISTRIBUTIONS..........................................      (660,015)
        NET INCOME.............................................     8,470,122
                                                                -------------

BALANCE, DECEMBER 31, 1995.....................................    25,994,075
        CONTRIBUTIONS..........................................     1,949,658
        DISTRIBUTIONS..........................................    (2,649,985)
        NET INCOME.............................................    13,699,603
                                                                -------------

BALANCE, DECEMBER 31, 1996.....................................    38,993,351
        DISTRIBUTIONS..........................................    (3,061,764)
        NET INCOME.............................................    21,762,249
                                                                -------------

BALANCE, DECEMBER 31, 1997..................................... $  57,693,836
                                                                =============




    The accompanying notes are an integral part of these combined financial statements.

                       PRIME PORTFOLIO ACQUISITION HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                           December 31,
                                                         -----------------------------------------------
                                                             1995              1996              1997
                                                         ------------      ------------     ------------
Cash flow from operating activities:
    Net income.......................................... $  8,470,122      $ 13,699,603     $ 21,762,249
    Adjustments to reconcile net income to net cash
     provided by operating activities:
    Depreciation and amortization.......................    5,410,831         8,551,401       11,346,920
    Changes in assets and liabilities:
      Restricted cash...................................     (622,075)          529,838          700,114
      Accounts receivable...............................   (1,532,899)       (1,149,537)         471,886
      Inventories.......................................     (748,303)         (339,259)        (156,518)
      Prepaid expenses..................................      (98,817)        1,865,889         (269,786)
      Other assets......................................       50,577           (14,857)          13,667
      Accounts payable..................................      758,418          (349,125)         493,517
      Accrued expenses and other liabilities............    1,534,536          (208,958)         382,399
                                                         ------------      ------------     ------------
        Net cash provided by operating activities.......   13,222,390        22,584,995       34,744,448
                                                         ------------      ------------     ------------
Cash flows from investing activities:
  Acquisition of hotel properties, net of cash acquired.  (15,258,563)       (4,310,617)     (11,179,945)
  Improvements and additions to properties..............  (20,162,146)       (8,472,233)     (14,215,410)
                                                         ------------      ------------     ------------

        Net cash used in investing activities...........  (35,420,709)      (12,782,850)     (25,395,355)
                                                         ------------      ------------     ------------

Cash flows from financing activities:
    Principal payments on borrowings....................   (1,732,452)      (41,379,392)      (2,340,241)
    Proceeds from borrowings............................   13,550,000
    Payment of deferred costs...........................   (2,291,917)         (176,080)        (106,775)
    Increase (decrease) in intercompany advance.........   12,695,407        33,466,818       (4,120,255)
    Capital Contributions...............................      107,015         1,949,658
    Distributions paid..................................     (660,015)       (2,649,985)      (3,061,764)
                                                         ------------      ------------     ------------
         Net cash used in financing activities..........   21,668,038        (8,788,981)      (9,629,035)

Net change in cash and cash equivalents.................     (530,281)        1,013,164         (279,942)
Cash and cash equivalents at beginning of period........    1,319,626           789,345        1,802,509
                                                         ------------      ------------     ------------

Cash and cash equivalents at end of period.............. $    789,345      $  1,802,509     $  1,522,567
                                                         ============      ============     ============

Supplemental disclosures of cash flow information:
    Cash paid during the year for interest.............. $  5,819,637      $  5,799,881     $  3,731,123
                                                         ============      ============     ============


    The accompanying notes are an integral part of these combined financial statements.

                      PRIME PORTFOLIO ACQUISITION HOTELS

                            COMBINING BALANCE SHEET

                            AS OF DECEMBER 31, 1996



                                                      Group I            Group II             Combined
                                                   -------------      -------------        -------------
                        ASSETS

Investments in hotel properties, at cost:
  Land and land improvements.....................  $  13,165,434      $   5,538,208        $  18,703,642
  Building and improvements......................     54,290,951         71,367,589          125,658,540
  Furniture, fixtures and equipment..............     12,108,969         27,064,354           39,173,323
                                                   -------------      -------------        -------------

                                                      79,565,354        103,970,151          183,535,505

Less: accumulated depreciation...................      9,763,951          9,956,239           19,720,190
                                                   -------------      -------------        -------------

Net investment in hotel properties...............     69,801,403         94,013,912          163,815,315
Cash and cash equivalents........................        970,142            832,367            1,802,509
Restricted cash..................................        672,198             27,916              700,114
Accounts receivable, net.........................      1,980,458          3,565,211            5,545,669
Inventories......................................        706,700          1,680,336            2,387,036
Prepaid expenses.................................        272,416            679,471              951,887
Deferred expenses, net...........................      1,499,624            779,868            2,279,492
Other assets.....................................         23,883             53,643               77,526
                                                   -------------      -------------        -------------

  Total assets...................................  $  75,926,824      $ 101,632,724        $ 177,559,548
                                                   =============      =============        =============

LIABILITIES AND EQUITY

Mortgage payable.................................  $  24,645,318      $  13,432,707        $  38,078,025
Intercompany advance.............................     25,025,939         67,802,258           92,828,197
Accounts payable, trade..........................      1,291,488          1,426,681            2,718,169
Accrued expenses and other liabilities...........      2,030,535          2,911,271            4,941,806
                                                   -------------      -------------        -------------

  Total liabilities..............................     52,993,280         85,572,917          138,566,197

Commitments and contingencies (Note 5)
Capital..........................................      4,541,315         19,410,790           23,952,105
Retained earnings................................     18,392,229         (3,350,983)          15,041,246
                                                   -------------      -------------        -------------

  Total equity...................................     22,933,544         16,059,807           38,993,351
                                                   -------------      -------------        -------------

  Total liabilities and equity...................  $  75,926,824      $ 101,632,724        $ 177,559,548
                                                   =============      =============        =============


The accompanying notes are an integral part of these combined financial statements.

                      PRIME PORTFOLIO ACQUISITION HOTELS

                            COMBINING BALANCE SHEET

                            AS OF DECEMBER 31, 1997



                                                      Group I             Group II              Combined
                                                   --------------      --------------       --------------
                        ASSETS

Investments in hotel properties, at cost:
     Land and land improvements..................  $   13,165,739      $    8,555,596       $   21,721,335
     Building and improvements...................      55,337,699          96,815,303          152,153,002
     Furniture, fixtures and equipment...........      13,748,864          21,307,659           35,056,523
                                                   --------------      --------------       --------------

                                                       82,252,302         126,678,558          208,930,860

Less: accumulated depreciation...................      13,891,793          16,944,696           30,836,489
                                                   --------------      --------------       --------------

Net investment in hotel properties...............      68,360,509         109,733,862          178,094,371
Cash and cash equivalents........................         582,336             940,231            1,522,567
Restricted cash
Accounts receivable, net.........................       2,042,171           3,031,612            5,073,783
Inventories......................................         721,428           1,822,126            2,543,554
Prepaid expenses.................................         613,420             608,253            1,221,673
Deferred expenses, net...........................       1,270,552             885,094            2,155,646
Other assets.....................................          23,695              40,164               63,859
                                                   --------------      --------------       --------------

     Total assets................................  $   73,614,111      $  117,061,342       $  190,675,453
                                                   ==============      ==============       ==============

                LIABILITIES AND EQUITY

Mortgage payable.................................  $   23,727,054      $   12,010,730       $   35,737,784
Intercompany advance.............................      17,229,752          71,478,190           88,707,942
Accounts payable, trade..........................         924,209           2,287,478            3,211,686
Accrued expenses and other liabilities...........       2,141,620           3,182,585            5,324,205
                                                   --------------      --------------       --------------

     Total liabilities...........................      44,022,635          88,958,983          132,981,617

Commitments and contingencies (Note 5)
Capital..........................................      17,551,314           6,400,790           23,952,105
Retained earnings................................      12,040,162          21,701,569           33,741,731
                                                   --------------      --------------       --------------

     Total equity................................      29,591,476          28,102,359           57,693,836
                                                   --------------      --------------       --------------

     Total liabilities and equity................  $   73,614,111      $  117,061,342       $  190,675,453
                                                   ==============      ==============       ==============


The accompanying notes are an integral part of these combined financial statements.

                  PRIME PORTFOLIO GROUP II ACQUISITION HOTELS
                                 BALANCE SHEET
                             AS OF MARCH 31, 1998
                                  (Unaudited)


               ASSETS
Investments in hotel properties, at cost:
  Land and land improvements                            $  8,728,233
  Building and improvements                               98,768,865
  Furniture, fixtures and equipment                       21,737,610
                                                        ------------
                                                         129,234,708

Less: accumulated depreciation                            18,764,757
                                                        ------------

Net investment in hotel properties                       110,469,951
Cash and cash equivalents                                  1,333,296
Restricted cash                                                    0
Accounts receivable, net                                   2,823,754
Inventories                                                1,793,478
Prepaid expenses                                             641,524
Deferred expenses, net                                       930,297
Other assets                                                  32,079
                                                        ------------
  Total assets                                          $118,024,379
                                                        ============


               LIABILITIES AND EQUITY

Mortgage payable                                        $ 11,968,151
Intercompany advance                                      71,764,736
Accounts payable, trade                                    1,188,127
Accrued expenses and other liabilities                     3,666,974
                                                        ------------
  Total liabilities                                       88,587,988


Commitments and contingencies (Note 5)                             0
Capital                                                    6,400,790
Retained earnings                                         23,035,601
                                                        ------------
  Total equity                                            29,436,391


  Total liabilities and equity                          $118,024,379
                                                        ============


   The accompanying notes are an integral part of these financial statements

                      PRIME PORTFOLIO ACQUISITION HOTELS

                       COMBINING STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995




                                                               Group I          Group II            Combined
                                                            ------------      -------------       ------------
Revenues:
      Room revenue......................................... $ 26,654,896      $  34,719,793       $ 61,374,689
      Food and beverage revenue............................   15,368,085         17,030,399         32,398,484
      Other revenue........................................    1,640,127          2,277,961          3,918,088
                                                            ------------      -------------       ------------

        Total revenue......................................   43,663,108         54,028,153         97,691,261
                                                            ------------      -------------       ------------

Expenses:
      Property operating costs and expenses................    7,610,735         10,169,142         17,779,877
      Food and beverage costs and expenses.................   10,892,061         12,980,688         23,872,749
      General and administrative...........................    2,603,062          3,947,196          6,550,258
      Advertising and promotion............................    2,362,338          3,215,469          5,577,807
      Repairs and maintenance..............................    2,039,161          2,549,814          4,588,975
      Utilities............................................    2,173,838          3,203,248          5,377,086
      Management fees......................................    1,482,734          1,785,608          3,268,342
      Franchise costs......................................      799,647          1,041,593          1,841,240
      Depreciation and amortization........................    3,099,979          2,310,852          5,410,831
      Real estate and personal property taxes and
       property insurance..................................    1,038,999          2,321,571          3,360,570
      Interest expense.....................................    2,965,284          3,533,684          6,498,968
      Lease expense........................................      920,432          4,107,909          5,028,341
      Other expense (income)...............................      (57,320)           124,046             66,095
                                                            ------------      -------------       ------------

        Total expenses.....................................   37,930,950         51,290,189         89,221,139
                                                            ------------      -------------       ------------

        Net income......................................... $  5,732,158      $   2,737,964       $  8,470,122
                                                            ============      =============       ============


The accompanying notes are an integral part of these combined financial statements.

                      PRIME PORTFOLIO ACQUISITION HOTELS

                       COMBINING STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1996



                                                               Group I           Group II           Combined
                                                            ------------      -------------       -------------
Revenues:
      Room revenue......................................... $ 32,244,559      $  43,517,740       $  75,762,299
      Food and beverage revenue............................   16,445,947         18,703,822          35,149,769
      Other revenue........................................    1,527,920          2,029,480           3,557,400
                                                            ------------      -------------       -------------

        Total revenue......................................   50,218,426         64,251,042         114,469,468
                                                            ------------      -------------       -------------

Expenses:
      Property operating costs and expenses................    8,698,246         11,832,595          20,530,841
      Food and beverage costs and expenses.................   11,231,070         14,665,649          25,896,719
      General and administrative...........................    3,128,581          4,623,707           7,752,288
      Advertising and promotion............................    2,632,345          3,988,106           6,620,451
      Repairs and maintenance..............................    2,132,683          2,805,302           4,937,985
      Utilities............................................    2,358,573          3,439,719           5,798,292
      Management fees......................................    1,654,181          2,039,470           3,693,651
      Franchise costs......................................      959,329          1,253,968           2,213,297
      Depreciation and amortization........................    3,837,087          4,714,314           8,551,401
      Real estate and personal property taxes and
        property insurance.................................    1,102,457          2,272,749           3,375,206
      Interest expense.....................................    2,534,284          1,645,411           4,179,695
      Lease expense........................................      920,376          6,251,808           7,172,184
      Other expense (income)...............................      (27,765)            75,620              47,855
                                                            ------------      -------------       -------------

        Total expenses.....................................   41,161,447         59,608,418         100,769,865
                                                            ------------      -------------       -------------

        Net income......................................... $  9,056,979      $   4,642,624       $  13,699,603
                                                            ============      =============       =============


The accompanying notes are an integral part of these combined financial statements.

                      PRIME PORTFOLIO ACQUISITION HOTELS

                       COMBINING STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997




                                                               Group I            Group II           Combined
                                                            ------------       -------------       -------------
Revenues:
      Room revenue......................................... $ 33,770,197       $  54,309,008       $  88,079,205
      Food and beverage revenue............................   15,452,912          23,526,148          38,979,060
      Other revenue........................................    1,581,999           2,553,658           4,135,657
                                                            ------------       -------------       -------------

        Total revenue......................................   50,805,108          80,388,814         131,193,922
                                                            ------------       -------------       -------------

Expenses:
      Property operating costs and expenses................    8,766,525          13,965,658          22,732,183
      Food and beverage costs and expenses.................   10,695,183          17,882,344          28,577,527
      General and administrative...........................    3,058,151           5,312,901           8,371,052
      Advertising and promotion............................    2,596,715           4,286,852           6,883,567
      Repairs and maintenance..............................    2,205,797           3,085,376           5,291,173
      Utilities............................................    2,389,469           3,646,270           6,035,739
      Management fees......................................    1,662,088           2,480,793           4,142,881
      Franchise costs......................................    1,100,602           1,632,626           2,733,228
      Depreciation and amortization........................    4,129,389           7,217,531          11,346,920
      Real estate and personal property taxes and
        property insurance.................................    1,186,524           2,711,325           3,897,849
      Interest expense.....................................    2,655,881             931,966           3,587,847
      Lease expense........................................      871,279           4,753,791           5,625,070
      Other expense (income)...............................     (232,192)            438,829             206,637
                                                            ------------       -------------       -------------

        Total expenses.....................................   41,085,411          68,346,262         109,431,673
                                                            ------------       -------------       -------------

        Net income......................................... $  9,719,697       $  12,042,552       $  21,762,249
                                                            ============       =============       =============


The accompanying notes are an integral part of these combined financial statements.

                  PRIME PORTFOLIO GROUP II ACQUISITION HOTELS
                            STATEMENT OF OPERATIONS
              FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (Unaudited)


                                                                         1998            1997
                                                                     ------------    ------------
Revenues:
     Room revenue                                                     $11,652,578     $ 9,980,957
     Food and beverage revenue                                          5,585,099       3,944,278
     Other revenue                                                        484,554       1,106,172
                                                                     ------------    ------------
      Total Revenue                                                    17,722,231      15,031,407

Expenses:
     Property operating costs and expenses                              1,236,704         883,465
     Food and beverage costs and expenses                               4,423,318       3,739,678
     General and administrative                                         3,956,863       3,183,271
     Advertising and promotion                                            473,940         721,266
     Repairs and maintenance                                              724,807         690,975
     Utilities                                                            947,326         935,504
     Management fees                                                      545,322         462,593
     Franchise costs                                                      354,445         456,130
     Depreciation and amortization                                      1,863,826       1,756,047
     Real estate and personal property taxes and property insurance       739,244         636,635
     Interest expense                                                      34,088         242,076
     Lease expense                                                      1,088,316       1,780,634
     Other income                                                                         (29,177)
                                                                      -----------    ------------
      Total expenses                                                   16,388,199      15,459,097

      Net Income (Loss)                                                $1,334,032     $  (427,690)
                                                                      ===========    ============



        The accompanying notes are an integral part of these financial statements.

                      PRIME PORTFOLIO ACQUISITION HOTELS

                         COMBINING STATEMENTS OF EQUITY


                                                                        Group I           Group II          Combined
                                                                    --------------     --------------    --------------
Balance, December 31, 1994.......................................   $   11,454,407     $    6,622,546    $   18,076,953
   Contributions.................................................                             107,015           107,015
   Distributions.................................................         (660,015)                            (660,015)
   Net income....................................................        5,732,158          2,737,964         8,470,122
                                                                    --------------     --------------    --------------

Balance, December 31, 1995.......................................       16,526,550         12,117,510        25,994,075
   Contributions.................................................                           1,949,658         1,949,658
   Distributions.................................................       (2,649,985)                          (2,649,985)
   Net income....................................................        9,056,979          4,642,624        13,699,603
                                                                    --------------     --------------    --------------

Balance, December 31, 1996.......................................       22,933,544         16,059,807        38,993,351
   Distributions.................................................       (3,061,764)                          (3,061,764)
   Net income....................................................        9,719,697         12,042,552        21,762,249
                                                                    --------------     --------------    --------------

Balance, December 31, 1997.......................................   $   29,591,477     $   28,102,359    $   57,693,836
                                                                    ==============     ==============    ==============


The accompanying notes are an integral part of these combined financial statements.

                  PRIME PORTFOLIO GROUP II ACQUISITION HOTELS
                       STATEMENT OF STOCKHOLDERS EQUITY


Balance, December 31 1997                                 $28,102,359

Net Income (Unaudited)                                      1,334,032
                                                          -----------

Balance, December 31 1997 (Unaudited)                     $29,436,391
                                                          ===========



The accompanying notes are an integral part of these combined financial statements.

                       PRIME PORTFOLIO ACQUISITION HOTELS

                        COMBINING STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1995



                                                                              Group I        Group II       Combined
                                                                           -------------   -------------   ------------
Cash flow from operating activities:
   Net income ..........................................................   $  5,732,158    $  2,737,964    $  8,470,122
   Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization .......................................      3,099,979       2,310,852       5,410,831
   Changes in assets and liabilities:
     Restricted cash ...................................................       (565,022)        (57,053)       (622,075)
     Accounts receivable ...............................................       (843,910)       (688,989)     (1,532,899)
     Inventories .......................................................       (332,067)       (416,236)       (748,303)
     Prepaid expenses ..................................................         52,151        (150,968)        (98,817)
     Other assets ......................................................        (12,082)         62,659          50,577
     Accounts payable ..................................................        461,918         296,500         758,418
     Accrued expenses and other liabilities ............................        535,399         999,137       1,534,536
                                                                           ------------    ------------    ------------

        Net cash provided by operating activities ......................      8,128,524       5,093,866      13,222,390
                                                                           ------------    ------------    ------------

Cash flows from investing activities:
   Acquisition of hotel properties, net of cash
     acquired ..........................................................    (15,258,563)              0     (15,258,563)
   Improvements and additions to properties ............................     (3,260,708)    (16,901,438)    (20,162,146)
                                                                           ------------    ------------    ------------

        Net cash used in investing activities ..........................    (18,519,271)    (16,901,438)    (35,420,709)
                                                                           ------------    ------------    ------------

Cash flows from financing activities:
   Principal payments on borrowings ....................................       (740,372)       (992,080)     (1,732,452)
   Proceeds from borrowings ............................................     12,000,000       1,550,000      13,550,000
   Payment of deferred costs ...........................................     (1,057,628)     (1,234,289)     (2,291,917)
   Increase (decrease) in intercompany advance .........................        901,884      11,793,523      12,695,407
   Capital contributions................................................              0         107,015         107,015
   Distributions paid ..................................................       (660,015)                       (660,015)
                                                                           ------------    ------------    ------------

        Net cash provided by financing activities ......................     10,443,869      11,224,169      21,668,038
                                                                           ------------    ------------    ------------

Net change in cash and cash equivalents ................................         53,122        (583,403)       (530,281)
Cash and cash equivalents at beginning of period .......................        264,327       1,055,299       1,319,626
                                                                           ------------    ------------    ------------

Cash and cash equivalents at end of period .............................   $    317,449    $    471,896    $    789,345
                                                                           ============    ============    ============

Supplemental disclosures of cash flow information:
   Cash paid during the year for interest ..............................   $  2,965,284    $  2,854,353    $  5,819,637
                                                                           ============    ============    ============


The accompanying notes are an integral part of these combined financial statements.

                       PRIME PORTFOLIO ACQUISITION HOTELS

                        COMBINING STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996



                                                                              Group I        Group II       Combined
                                                                           -------------   -------------   ------------
Cash flow from operating activities:
   Net income ..........................................................   $  9,056,979    $  4,642,624    $ 13,699,603
   Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization .......................................      3,837,087       4,714,314       8,551,401
   Changes in assets and liabilities:
     Restricted cash ...................................................         77,918         451,920         529,838
     Accounts receivable ...............................................       (223,938)       (925,599)     (1,149,537)
     Inventories .......................................................         44,671        (383,930)       (339,259)
     Prepaid expenses ..................................................        (89,950)      1,955,839       1,865,889
     Other assets ......................................................            472         (15,329)        (14,857)
     Accounts payable ..................................................          7,015        (356,140)       (349,125)
     Accrued expenses and other liabilities ............................        259,178        (468,136)       (208,958)
                                                                           ------------    ------------    ------------

        Net cash provided by operating activities ......................     12,969,432       9,615,563      22,584,995
                                                                           ------------    ------------    ------------

Cash flows from investing activities:
   Acquisition of hotel properties, net of cash
     acquired ..........................................................                     (4,310,617)     (4,310,617)
   Improvements and additions to properties ............................     (4,778,808)     (3,693,425)     (8,472,233)
                                                                           ------------    ------------    ------------

        Net cash used in investing activities ..........................     (4,778,808)     (8,004,042)    (12,782,850)
                                                                           ------------    ------------    ------------

Cash flows from financing activities:
   Principal payments on borrowings ....................................     (5,717,317)    (35,662,075)    (41,379,392)
   Proceeds from borrowings ............................................              0
   Payment of deferred costs ...........................................           (423)       (175,657)       (176,080)
   Increase (decrease) in intercompany advance .........................        829,794      32,637,024      33,466,818
   Capital contributions ...............................................                      1,949,658       1,949,658
   Distributions paid ..................................................     (2,649,985)              0      (2,649,985)
                                                                           ------------    ------------    ------------

        Net cash used in financing activities ..........................     (7,537,931)     (1,251,050)     (8,788,981)
                                                                           ------------    ------------    ------------

Net change in cash and cash equivalents ................................        652,693         360,471       1,013,164
Cash and cash equivalents at beginning of period .......................        317,449         471,896         789,345
                                                                           ------------    ------------    ------------

Cash and cash equivalents at end of period .............................   $    970,142    $    832,367    $  1,802,509
                                                                           ============    ============    ============

Supplemental disclosures of cash flow information:
   Cash paid during the year for interest ..............................   $  2,534,284    $  3,265,597    $  5,799,881
                                                                           ============    ============    ============


The accompanying notes are an integral part of these combined financial statements.

                       PRIME PORTFOLIO ACQUISITION HOTELS

                        COMBINING STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                              Group I        Group II       Combined
                                                                           -------------   -------------   ------------
Cash flow from operating activities:
   Net income ..........................................................   $  9,719,697    $ 12,042,552    $ 21,762,249
   Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization .......................................      4,129,389       7,217,531      11,346,920
   Changes in assets and liabilities:
     Restricted cash ...................................................        672,198          27,916         700,114
     Accounts receivable ...............................................        (61,713)        533,599         471,886
     Inventories .......................................................        (14,728)       (141,790)       (156,518)
     Prepaid expenses ..................................................       (113,479)       (156,307)       (269,786)
     Other assets ......................................................            188          13,479          13,667
     Accounts payable ..................................................       (367,279)        860,796         493,517
     Accrued expenses and other liabilities ............................        111,085         271,314         382,399
                                                                           ------------    ------------    ------------

        Net cash provided by operating activities ......................     14,075,358      20,669,090      34,744,448
                                                                           ------------    ------------    ------------

Cash flows from investing activities:
   Acquisition of hotel properties, net of cash
     acquired ..........................................................                    (11,179,945)    (11,179,945)
   Improvements and additions to properties ............................     (2,686,949)    (11,528,461)    (14,215,410)
                                                                           ------------    ------------    ------------

        Net cash used in investing activities ..........................     (2,686,949)    (22,708,406)    (25,395,355)
                                                                           ------------    ------------    ------------

Cash flows from financing activities:
   Principal payments on borrowings ....................................       (918,264)     (1,421,977)     (2,340,241)
   Payment of deferred costs ...........................................                       (106,775)       (106,775)
   Increase (decrease) in intercompany advance .........................     (7,796,187)      3,675,932      (4,120,255)
   Distributions paid ..................................................     (3,061,764)              0      (3,061,764)
                                                                           ------------    ------------    ------------

        Net cash (used in) provided by financing activities.............    (11,776,215)      2,147,180      (9,629,035)
                                                                           ------------    ------------    ------------

Net change in cash and cash equivalents ................................       (387,806)        107,864        (279,942)
Cash and cash equivalents at beginning of period .......................        970,141         832,368       1,802,509
                                                                           ------------    ------------    ------------

Cash and cash equivalents at end of period .............................   $    582,337    $    940,230    $  1,522,567
                                                                           ============    ============    ============

Supplemental disclosures of cash flow information:
   Cash paid during the year for interest ..............................   $  2,786,860    $    944,263    $  3,731,123
                                                                           ============    ============    ============


   The accompanying notes are an integral part of these combined financial statements.

                  PRIME PORTFOLIO GROUP II ACQUISITION HOTELS
                            STATEMENT OF CASH FLOWS
              FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                  (Unaudited)


                                                                                                   1998              1997
                                                                                                   ----              ----
Cash flow from operating activities:
  Net Income (loss)                                                                           $ 1,334,032        $ (427,690)
  Adjustment to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization                                                                 1,820,061        1, 756,047
  Changes in assets and liabilities:
     Restricted cash                                                                                    -            13,958
     Accounts receivable                                                                          207,858           266,800
     Inventories                                                                                   28,648           (35,448)
     Prepaid expenses                                                                             (33,271)          (39,077)
     Other assets                                                                                 (37,118)            6,740
     Accounts payable                                                                          (1,099,351)          430,398
     Accrued expenses and other liabilities                                                       484,389           135,657
                                                                                              ------------       -----------

               Net cash provided by operating activities                                        2,705,248         2,107,385

  Cash flows from investing activities:
     Acquisitions of hotels properties, net of cash acquired
     Improvements and additions to properties                                                  (2,556,150)       (2,882,115)
                                                                                              ------------       -----------

               Net cash (used in) investing activities                                         (2,556,150)       (2,882,115)

  Cash flows from financing activities:
     Principal payments on borrowings                                                             (42,579)         (355,494)
     Increase (decrease) in intercompany advance                                                  286,546         1,837,966
                                                                                              ------------       -----------
               Net cash provided by financing activities                                          243,967         1,482,472
                                                                                              ------------       -----------
Net change in cash and equivalents                                                                393,065           707,741

Cash and equivalents at beginning of period                                                       940,231           455,058
                                                                                              ------------       -----------
Cash and equivalents at end of period                                                         $ 1,333,296         1,162,799
                                                                                              ============       ===========
Supplemental disclosures of cash flow information:
  Cash paid during the year for interest                                                      $    34,088        $  242,076
                                                                                              ============       ===========



The accompanying notes are an integral part of these financial statements.

                       PRIME PORTFOLIO ACQUISITION HOTELS

                         NOTES TO FINANCIAL STATEMENTS


1.  ORGANIZATION AND BASIS OF PRESENTATION


     Organization - American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"), a subsidiary of American General Hospitality Corporation (the "Company" or "Registrant"), together with two of its subsidiaries, Mt. Arlington L.L.C and Portland/Shelton L.L.C acquired a 100% ownership interest in nineteen hotels (the "Prime Portfolio Acquisition Hotels") from entities unaffiliated with the Company, the Operating Partnership or its subsidiaries (the "Selling Corporations"). The portfolio will be purchased in two phases. Eight hotels ("Prime Group I Acquisition" or "Group I") were acquired on January 8, 1998 and the remaining eleven hotels ("Prime Group II Acquisition" or "Group II") will be acquired between September 30, 1998 and March 31, 1999. The Company, established to acquire, own and lease hotel properties, was formed as a Maryland corporation qualifying as a real estate investment trust ("REIT"). The Company completed an Initial Public Offering of its common stock on July 31, 1996.


     Basis of Presentation - The accompanying combined financial statements of the Prime Portfolio Acquisition Hotels have been prepared to comply with the rules and regulations of the Securities and Exchange Commission ("SEC") and are presented on a combined basis consistent with the Company due to anticipated common ownership and management since the entities will be the subject of a business combination with the Company. The Prime Portfolio Acquisition Hotels consist of the following:

PROPERTY NAME                                      LOCATION                                       NO. OF ROOMS
-------------                                      --------                                       ------------
Prime Group I Acquisition:
St. Tropez Suites Las Vegas                        Las Vegas, Nevada                                       149
Crowne Plaza Suites Las Vegas                      Las Vegas, Nevada                                       201
Ramada Inn Mahwah                                  Mahwah, New Jersey                                      128
Sheraton Crossroads Hotel Mahwah                   Mahwah, New Jersey                                      225
Ramada Plaza Meriden                               Meriden, Connecticut                                    150
Sheraton Four Points Hotel Mt. Arlington           Mt. Arlington, New Jersey                               124
Crowne Plaza Portland                              Portland, Oregon                                        161
Ramada Plaza Shelton                               Shelton, Connecticut                                    155
                                                                                         ---------------------
                                                                                                         1,293
                                                                                         ---------------------
Prime Group II Acquisition:
Ramada Inn Armonk                                  Armonk, New York                                        140
Ramada Inn Danbury                                 Danbury, Connecticut                                    181
Ramada Inn Elmsford                                Elmsford, New York                                      101
Radisson Hotel and Suites Fairfield                Fairfield, New Jersey                                   204
Ramada Inn Fairfield                               Fairfield, New Jersey                                   176
Crowne Plaza Hotel Hasbrouck Heights               Hasbrouck Heights, New Jersey                           355
Holiday Inn Jamesburg                              Jamesburg, New Jersey                                   150
Holiday Inn Princeton                              Princeton, New Jersey                                   240
Sheraton Hotel Saratoga Springs                    Saratoga Springs, New York                              240
Radisson Suites Secaucus                           Secaucus, New Jersey                                    151
Radisson Hotel Trevose                             Trevose, Pennsylvania                                   272
                                                                                         ---------------------
                                                                                                         2,210
                                                                                         ---------------------
Total Prime Portfolio Acquisition Hotels                                                                 3,503
                                                                                         =====================

                       PRIME PORTFOLIO ACQUISITION HOTELS
                         NOTES TO FINANCIAL STATEMENTS


     In February 1997, the Selling Corporations acquired the Holiday Inn Jamesburg (Group II) for approximately $11.2 million in cash. The acquisition was accounted for as a purchase and accordingly, the revenues and expenses have been included in reported results from the date of acquisition.

     In September 1996, the Selling Corporations acquired the Radisson Suites Secaucus (Group II) for $16.5 million including $12.2 million in assumed debt. The results of operations for periods prior to acquisition by the selling corporation have been included in the accompanying financial statements.

     In August 1995, the Selling Corporations acquired the St. Tropez Suites Las Vegas (Group I) for $15.2 million. The results of operations for periods prior to acquisition by the Selling Corporations have been included in the accompanying financial statements.

     The Selling Corporations conducted business as taxable corporations. These financial statements have been prepared to show the operations and financial position of the combined Prime Portfolio Acquisition Hotels, substantially all of whose assets and operations will be acquired by the Company. The Company is a REIT and accordingly, will not pay any federal income taxes, therefore, the financial statements have been presented on a pretax basis.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Investment in Hotel Properties - The hotel properties are stated at cost and are depreciated using the straight-line method over estimated useful lives of 20-40 years for building and improvements and 3-10 years for furniture, fixtures and equipment.

     The owners of the Prime Portfolio Acquisition Hotels review the carrying value of each property to determine if circumstances exist indicating an impairment in the carrying value of the investment of the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the owners of the Prime Portfolio Acquisition Hotels will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in the hotel property is recoverable based on the undiscounted future cash flows.

     Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation are removed from the accounts and the gain or loss is included in operations.

     Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

     Restricted Cash - Restricted cash consists primarily of amounts held in escrow principally for capital and property tax reserves.

     Inventories - Inventories consist primarily of supplies, food and beverage items; china; glass and silver; and linen and are stated at the lower of cost (generally, first-in, first-out) or market.

     Deferred Expenses - Deferred expenses primarily consist of deferred loan costs and license fees. Amortization of deferred loan costs is computed using the effective yield method based upon the terms of the loan agreement. Amortization of license fees is computed using the straight-line method over the life of the agreement.

     Income Taxes - The Prime Portfolio Acquisition Hotels results of operations are included in the tax returns of the owners. The owner's tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the owners could be changed accordingly. The Company is a REIT and will therefore not be subject to corporate income taxes. Accordingly, the combined statements of operations contain no provision for federal income taxes.

                       PRIME PORTFOLIO ACQUISITION HOTELS
                         NOTES TO FINANCIAL STATEMENTS


     Revenue Recognition - Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within the owners' estimates.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Credit Risk - At December 31, 1997, bank account balances exceeded Federal Deposit Insurance Corporation limits by approximately $230,851 ($111,485 Group I and $119,366 Group II).

     Seasonality - The hotel industry is seasonal in nature. Generally, revenue at these hotels is greater in the second and third quarters of a calendar year.

     Recently Issued Statement of Financial Accounting Standards - The Prime Portfolio Acquisition Hotels adopted the Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," during the year ended December 31, 1995. The adoption of SFAS No. 121 had no material effect on the Prime Portfolio Acquisition Hotels financial statements.


     Interim Financial Information - The unaudited interim financial statements as of March 31, 1998 and for the three month period ended March 31, 1998 have been prepared pursuant to the rules and regulations of the SEC. The accompanying interim combined financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the combined interim financial statements. All such adjustments are of a normal and recurring nature.

3.  DEBT

     Debt consists of the following:

                                                                                                      DECEMBER 31,
                                                                                             -----------------------------
Prime Group I Acquisition:                                                                        1996            1997
                                                                                             ------------     ------------
First mortgage notes payable in monthly installments including interest at
fixed rates of 11.18% maturing in November 2014..........................................    $ 10,443,781     $ 10,234,832

First mortgage notes payable in monthly installments including interest at floating rates ranging from 78% of prime (8.50% at December 31, 1997) to prime plus 4.75%
maturing at various dates through July 2007..............................................      14,201,537       13,492,222
                                                                                             ------------     ------------
                                                                                               24,645,318       23,727,054
                                                                                             ------------     ------------
Prime Group II Acquisition:
First mortgage notes payable in monthly installments including interest at floating rates ranging from LIBOR (5.72% at December 31, 1997) plus 1.25% to prime
(8.50% at December 31, 1997) plus  3% maturing at various dates through September 1999...      13,432,707       12,010,730
                                                                                             ------------     ------------
                                                                                               13,432,707       12,010,730
                                                                                             ------------     ------------
     Total Prime Portfolio Acquisition Hotels Debt.......................................    $ 38,078,025     $ 35,737,784
                                                                                             ============     ============

     Mortgage debt is collateralized by the investment in hotel properties.

     The Selling Corporations incurred debt of $1,550,000 in connection with the purchase of the Holiday Inn Princeton (Group II) in January 1995. The Selling Corporations also incurred debt of $12,000,000 in connection with the purchase of the Sheraton Crossroads Hotel Mahwah (Group I) in February 1995.

                       PRIME PORTFOLIO ACQUISITION HOTELS
                         NOTES TO FINANCIAL STATEMENTS

     Aggregate annual principal payments for the Prime Portfolio Acquisition Hotels' debt at December 31, 1997 are as follows:

Year                                                         Group I           Group II           Total
----                                                    ------------------------------------------------
1998..................................................   $   3,956,965    $    4,826,945     $   8,783,910
1999..................................................       4,376,934         3,956,824         8,333,758
2000..................................................         148,486         1,203,195         1,351,681
2001..................................................         560,112                 0           560,112
2002..................................................         612,698                 0           612,698
Thereafter............................................      14,071,859         2,023,766        16,095,625
                                                       ---------------   ---------------    --------------
                                                         $  23,727,054    $   12,010,730     $  35,737,784
                                                       ===============   ===============    ==============


4.   LEASES

     Eight of the Prime Portfolio Acquisition hotels are subject to leases with third parties with respect to the building and/or land underlying each such hotel. The leases require the tenant to pay all expenses of owning and operating the hotels, including real estate taxes and structural maintenance and repairs.

     The building and underlying land related to the Sheraton Four Points Hotel Mt. Arlington (Group I) is encumbered by a lease expiring in August 1998 with 99 one year renewal options. Renewals will be automatic unless the lessor is notified in writing, at least 60 days before the end of the initial term or any renewal term, of the lessee's election not to renew. In the event the lessee notifies the lessor of its election not to renew the lease, the lessor shall have the option to convert the lease to a management agreement between the lessor, as owner, and lessee, as managing agent. Management fee payments would equal 5% of gross receipts from the operation of the hotel and would expire five years after its commencement. Minimum annual lease payments are based on i) an amount equal to the required monthly bond payments due from the lessor to the New Jersey Economic Development Authority, ii) monthly installments due to the lessor of $5,833, and iii) a percentage rent due to the lessor, payable annually, in the amount of 5% of gross room receipts in excess of $20,000, multiplied by the number of guest rooms, less applicable use and occupancy taxes.

     The Radisson Suites Secaucus (Group II) is encumbered by a ground lease expiring in June 2062. The lease requires minimum rent payments equal to the sum of the number of guest rooms times $1,000 and percentage rent payments equal to 10% of the gross room revenue in excess of the number of guest rooms times $23,500.

     The Ramada Inn Fairfield (Group II) is encumbered by a ground lease expiring in November 2000 with two extension options of 10 years each and one extension option of 20 years. The lease requires minimum annual lease payments of $364,440 payable in equal monthly installments.

     The Ramada Inn Armonk (Group II) is encumbered by a ground lease expiring in June 2000 with five additional five year renewal options. The lease requires minimum annual lease payments of $261,468 plus a percentage rent equal to 10% of gross room receipts in excess of $7,000, multiplied by the number of guest rooms at the hotel, less applicable use and occupancy taxes.

     The building and underlying land related to the Radisson Hotel and Suites Fairfield (Group II) is encumbered by a lease expiring in December 1999 with three renewal options of 10 years each. Minimum annual lease payments are based upon the amount due under existing mortgages held by the lessor plus an amount equal to 10% of net operating income.

     The building and underlying land related to the Holiday Inn Princeton (Group II) is encumbered by a lease expiring in December 2004 with three renewal options of 10 years each. Minimum annual lease payments are based upon the amount due under existing mortgages held by the lessor plus a percent of net operating income, as defined, ranging from 5% to 22.5%.

     The building and underlying land related to the Ramada Inn Elmsford (Group
II) is encumbered by a lease expiring in December 2003 with five renewal options of five years each. The lease requires minimum annual lease payments of $273,552 plus a percentage rent of 10% of gross room receipts in excess of $7,500, multiplied by the number of guest rooms at the hotel, less all applicable use and occupancy taxes.

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
American General Hospitality Corporation

  We have audited the accompanying combined balance sheet and financial statement schedule of the Potomac Portfolio Acquisition Hotels (described in Note 1) as of December 31, 1996 and the related combined statements of operations, partners' capital and cash flows for the year then ended. These combined financial statements are the responsibility of the Potomac Portfolio Acquisition Hotels' management. Our responsibility is to express an opinion on these combined financial statements and financial statement schedule based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Potomac Portfolio Acquisition Hotels as of December 31, 1996, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above which is presented for the purpose of additional analysis and to comply with the rules and regulations of the Securites and Exchange Commission, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                        COOPERS &  LYBRAND L.L.P.


Dallas, Texas
November 3, 1997

                       PRIME PORTFOLIO ACQUISITION HOTELS
                         NOTES TO FINANCIAL STATEMENTS


     On March 15, 1998 the Company and an affiliate and CapStar Hotel Company ("CapStar") entered into a definitive agreement (the "Merger Agreement") pursuant to which the parties agreed, subject to stockholder approval and other conditions and covenants, to merge as equals (the "Proposed Merger"). Accordingly, no assurance can be given that the Proposed Merger will be consummated. Pursuant to the Merger Agreement, CapStar will spin off (the "Spin-Off") in a taxable transaction, its hotel operations and management business to its current stockholders as a new C-Corporation to be called MeriStar Hotels & Resorts, Inc. ("MeriStar Resorts"). CapStar will subsequently merge with and into the Company, which will qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company will be renamed MeriStar Hospitality Corporation after the Proposed Merger. In a separate transaction, which will close immediately after the closing of the Proposed Merger, MeriStar Resorts will acquire AGH Leasing, L.P. (an affiliate) and American General Hospitality, Inc. which acquisition is a condition to closing the Proposed Merger. If the Proposed Merger is consummated, MeriStar Resorts will become the lessee and manager of all of the Current Hotels currently leased by AGH Leasing and will have a right of first refusal to become the lessee of hotels acquired by the Company in the future except for the Prime Group II Acquisition hotels.

     The Merger Agreement defines the exchange ratios for both the Company and CapStar's stockholders. CapStar stockholders will receive one share each of MeriStar Hospitality Corporation and MeriStar Resorts for each CapStar share owned. The Company's stockholders will receive 0.8475 shares of MeriStar Hospitality Corporation for each share of Common Stock owned. Both exchange ratios are fixed, with no adjustment mechanism.

     The Company expects the Proposed Merger to close in June 1998. The Proposed Merger will be submitted for approval at separate meetings of the stockholders of the Company and CapStar. Prior to such stockholder meetings, the Company will file a registration statement with the SEC registering under the Securities Act of 1933, as amended, the shares of MeriStar Hospitality Corporation to be issued in the Proposed Merger.

                       PRIME PORTFOLIO ACQUISITION HOTELS
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                AS OF AND FOR THE PERIOD ENDED DECEMBER 31, 1997

 Real estate as of December 31, 1997:
 ------------------------------------

                                                                                                  Accumulated
                                                                                                  Depreciation
                                                         Land and   Building and                  Building and
             Description               Encumbrances   Improvements  Improvements      Total       Improvements
             -----------               ------------   ------------  ------------      -----       ------------
 Prime Group I Acquisition:
 St. Tropez Suites Las Vegas                           $  4,930,683  $  11,030,669  $ 15,961,352   $    982,531

 Crowne Plaza Suites Las Vegas                            1,027,500      7,243,332     8,270,833      1,311,243

 Ramada Inn Mahwah                    $     2,630,043       216,460      1,887,425     2,103,885        528,338

 Sheraton Crossroads Hotel Mahwah          10,862,179     3,603,948     13,473,959    17,077,907      1,436,574

 Ramada Plaza Meriden                                       530,397      2,972,938     3,503,335        706,389

 Sheraton Four Points Hotel Mt.
   Arlington                                                               954,819       954,819        373,602

 Crowne Plaza Portland                     5,306,545      1,508,189     10,001,335    11,509,524      1,779,965

 Crowne Plaza Shelton                      4,928,286      1,348,562      8,093,522     9,442,084      1,222,916
                                      --------------  ------------- -------------- -------------  -------------
                                          23,727,053     13,165,739     55,657,999    68,823,738      8,341,558
                                      --------------  ------------- -------------- -------------  -------------
 Prime Group II Acquisition:
 Ramada Inn Armonk                                                       1,038,049     1,038,049        314,014

 Ramada Inn Danbury                                        642,882       3,857,510     4,500,392        934,253

 Ramada Inn Elmsford                                                     1,634,805     1,634,805        679,444

 Radisson Hotel and Suites Fairfield                                    21,192,803    21,192,803      1,300,602

 Ramada Inn Fairfield                                                    2,115,631     2,115,631        481,222

 Crowne Plaza Hotel Hasbrouck Heights                     3,759,476     19,354,836    23,114,312      2,242,635

 Holiday Inn Princeton                                                   4,970,409     4,970,409        868,898

 Sheraton Hotel Saratoga Springs                                         9,291,086     9,291,086      2,362,430

 Radisson Suites Secaucus                 12,010,730                    14,426,684    14,426,684        630,255

 Radisson Hotel Trevose                                   1,135,850      9,072,033    10,207,883      1,662,884

 Holiday Inn Jamesburg                                    3,017,387      9,541,157    12,558,544        245,776
                                      --------------  ------------- -------------- -------------  -------------
                                          12,010,730      8,555,595     96,432,003   105,050,598     11,723,003
                                      --------------  ------------- -------------- -------------  -------------
                                      $   35,737,783  $  21,721,334 $  152,153,002 $ 173,874,336  $  20,064,561
                                      ==============  ============= ============== =============  =============

                                          Net                                     Which
                                       Book Value                              Depreciation
                                      Building and      Date of     Date of    in Statement
             Description              Improvements   Construction Acquisition  Is Computed
             -----------              ------------   ------------ -----------  -----------
 Prime Group I Acquisition:
 St. Tropez Suites Las Vegas          $  10,048,138      1986        1994        20 - 40 Yrs.

 Crowne Plaza Suites Las Vegas            5,932,089      1989        1993        20 - 40 Yrs.

 Ramada Inn Mahwah                        1,359,087      1982        1992        20 - 40 Yrs.

 Sheraton Crossroads Hotel Mahwah        12,037,385      1986        1994        20 - 40 Yrs.

 Ramada Plaza Meriden                     2,206,549      1985        1993        20 - 40 Yrs.

 Sheraton Four Points Hotel Mt.
 Arlington                                  581,217      1984        1984        20 - 40 Yrs.

 Crowne Plaza Portland                    8,221,370      1988        1993        20 - 40 Yrs.

 Crowne Plaza Shelton                     6,870,606      1989        1990        20 - 40 Yrs.
                                      -------------
                                         47,316,441
                                      -------------
 Prime Group II Acquisition:
 Ramada Inn Armonk                          724,035      1974        1975        20 - 40 Yrs.

 Ramada Inn Danbury                       2,923,257      1972        1993        20 - 40 Yrs.

 Ramada Inn Elmsford                        955,361      1973        1974        20 - 40 Yrs.

 Radisson Hotel and Suites Fairfield     19,892,201      1983        1996        20 - 40 Yrs.

 Ramada Inn Fairfield                     1,633,809      1972        1974        20 - 40 Yrs.

 Crowne Plaza Hotel Hasbrouck Heights    17,112,200      1975        1994        20 - 40 Yrs.

 Holiday Inn Princeton                    4,101,511      1982        1995       20 - 40 Yrs.

 Sheraton Hotel Saratoga Springs          6,763,853      1983        1983       20 - 40 Yrs.

 Radisson Suites Secaucus                13,796,429      1988        1996       20 - 40 Yrs.

 Radisson Hotel Trevose                   7,409,149      1973        1994       20 - 40 Yrs.

 Holiday Inn Jamesburg                    9,295,391                  1997       20 - 40 Yrs.
                                      -------------
                                         84,807,196
                                      -------------
                                      $ 132,723,637
                                      =============

                       PRIME PORTFOLIO ACQUISITION HOTELS
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
         AS OF AND FOR THE PERIOD ENDED DECEMBER 31, 1997 - (CONTINUED)



Reconciliation of Real Estate:                                            Group I       Group II         Total
------------------------------                                         ------------   ------------   ---------------
   Balance at December 31, 1995 ....................................   $ 61,850,189   $ 83,931,955   $   145,782,144

     Additions and revaluation due to hotel ownership transfer,
       net..........................................................      1,325,672     (2,745,634)       (1,419,962)
                                                                       ------------   ------------   ---------------
   Balance at December 31, 1996 ....................................     63,175,861     81,186,321       144,362,182

     Additions and revaluation due to hotel ownership transfer,
       net..........................................................      5,647,777     23,864,277       (29,512,154)
                                                                       ------------   ------------   ---------------

   Balance at December 31, 1997 ....................................   $ 68,823,738   $105,050,598   $   173,874,336
                                                                       ============   ============   ===============


Reconciliation of Accumulated Depreciation:
-------------------------------------------

   Balance at December 31, 1995 ....................................   $  2,896,992   $  8,018,072   $    10,915,064

     Depreciation and revaluation due to hotel ownership transfer,
       net..........................................................      1,534,143     (2,979,542)       (1,445,399)
                                                                       ------------   ------------   ---------------

   Balance at December 31, 1996 ....................................      4,431,135      5,038,530         9,469,665

     Depreciation and revaluation due to hotel ownership transfer,
       net..........................................................      3,910,423      6,684,473        10,594,896
                                                                       ------------   ------------   ---------------

   Balance at December 31, 1997 ....................................   $  8,341,558   $ 11,723,003   $    20,064,561
                                                                       ============   ============   ===============

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
American General Hospitality Corporation:

     We have audited the accompanying combined balance sheets and financial statement schedule of the FSA Portfolio Acquisition Hotels (described in Note 1) as of December 31, 1996 and September 30, 1997 and the related combined statements of operations, equity and cash flows for the years ended December 31, 1995 and 1996, and for the nine month period ended September 30, 1997. These combined financial statements are the responsibility of the FSA Portfolio Acquisition Hotels' management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ("SEC") as described in Note 1 to the financial statements and are not intended to be a complete presentation of the FSA Portfolio Acquisition Hotels.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the FSA Portfolio Acquisition Hotels as of December 31, 1996 and September 30, 1997 and the combined results of their operations and their cash flows for the years ended December 31, 1995 and 1996, and for the nine month period ended September 30, 1997, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above which is presented for the purpose of additional analysis and to comply with the rules and regulations of the SEC, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


                                                       COOPERS & LYBRAND L.L.P.

Dallas, Texas
January 15, 1998

                        FSA PORTFOLIO ACQUISITION HOTELS

                            COMBINED BALANCE SHEETS



                                                            December 31,         September 30,                  December 31,
                       ASSETS                                   1996                 1997                           1997
                                                           --------------       ---------------                --------------
                                                                                                                (unaudited)
Investments in hotel properties, at cost:

    Land and land improvement............................   $  17,410,300        $   17,410,300                $   17,682,312

    Buildings and improvements...........................     153,600,775           156,963,663                   156,646,326

    Furniture, fixtures and equipment....................      13,817,423            23,559,780                    24,065,760
                                                            -------------        --------------                --------------

                                                              184,828,498           197,933,743                   198,394,398

Less accumulated depreciation............................     (11,870,537)          (17,834,042)                  (19,821,877)
                                                            -------------        --------------                --------------

Net investment in hotel properties.......................     172,957,961           180,099,701                   178,572,521

Cash and cash equivalents................................       6,115,749             5,848,141                     5,474,076

Accounts receivable, net.................................       3,650,813             4,115,546                     7,046,408

Intercompany receivable..................................       1,314,695             1,635,944

Inventories..............................................         450,067               479,897                       506,555

Prepaid expenses.........................................         775,341             1,209,378                       478,352

Other assets, net........................................         443,216               498,040                     1,001,055
                                                            -------------        --------------                --------------

                Total assets.............................   $ 185,707,842        $  193,886,647                $  193,078,967
                                                            =============        ==============                ==============

               LIABILITIES AND EQUITY

Accounts payable, trade..................................   $   1,156,129        $    1,080,662                 $   1,769,978

Intercompany payable.....................................                                                           1,009,227

Accrued expenses and other liabilities...................       3,475,479             5,459,184                     3,767,411
                                                            -------------        --------------                --------------

                Total liabilities........................       4,631,608             6,539,846                     6,546,616
                                                            -------------        --------------                --------------

Commitments and contingencies (Notes 4 and 5)

Capital..................................................     198,664,240           190,258,581                   171,883,321

Accumulated deficit......................................     (17,588,006)           (2,911,780)                   14,649,030
                                                            -------------        --------------                --------------

                Total equity.............................     181,076,234           187,346,801                   186,532,351
                                                            -------------        --------------                --------------

                Total liabilities and equity.............   $ 185,707,842        $  193,886,647                $  193,078,967
                                                            =============        ==============                ==============

                        The accompanying notes are an integral part of these combined financial statements.

                       FSA PORTFOLIO ACQUISITION HOTELS

                       COMBINED STATEMENTS OF OPERATIONS

                                                                                                 For the Nine Month Period
                                                                                                          Ended
                                                       For the Years Ended December 31,               September 30,
                                                  --------------------------------------------   --------------------------
                                                       1995            1996           1997           1996          1997
                                                  ---------------  ------------  -------------   ------------  ------------
                                                                                  (unaudited)     (unaudited)
Revenues:

 Room revenue.................................    $    49,889,032  $ 53,420,099  $  67,302,646  $  41,249,204  $ 52,212,194

 Food and beverage revenue....................         12,559,730    13,093,606     16,205,928      9,484,045    11,920,407

 Lease revenue................................            415,799       433,136        296,952        353,972

 Other revenue................................          3,754,443     4,064,616      5,030,623      3,062,649     3,483,513
                                                  ---------------  ------------  -------------  -------------  ------------
     Total revenues...........................         66,619,004    71,011,457     88,539,197     54,092,850    67,970,086
                                                  ---------------  ------------  -------------  -------------  ------------

Expenses:

 Property operating costs and expenses........         14,513,577    15,385,916     17,676,156     11,729,413    13,553,302

 Food and beverage costs and expenses.........         10,257,783    10,696,785     12,520,145      7,814,850     9,340,014

 General and administrative...................          7,058,768     7,412,892      7,719,371      5,472,295     5,704,824

 Advertising and promotion....................          4,476,519     5,243,745      6,040,610      3,907,476     4,535,476

 Repairs and maintenance......................          3,847,221     4,029,018      4,151,652      2,970,054     3,166,285

 Utilities....................................          4,194,643     4,308,091      4,272,112      3,273,599     3,295,026

 Management fees..............................          1,465,413     1,453,691      1,913,790      1,113,672     1,423,762

 Franchise costs..............................          2,114,220     1,863,307      2,453,290      1,426,694     1,915,319

 Depreciation.................................          5,629,152     6,241,385      7,951,340      4,681,039     5,963,505

 Real estate and personal property taxes,
  and property insurance......................          3,282,075     3,584,526      3,521,192      2,747,393     2,624,371

 Other expenses...............................          2,269,517     1,961,239      2,758,729      1,340,197     1,771,976
                                                  ---------------  ------------  -------------  -------------  ------------

     Total expenses...........................         59,108,888    62,180,595     70,978,387     46,476,682    53,293,860
                                                  ---------------  ------------  -------------  -------------  ------------

     Net income...............................    $     7,510,116  $  8,830,862  $  17,560,810  $   7,616,168  $ 14,676,226
                                                  ===============  ============  =============  =============  ============

             The accompanying notes are an integral part of these
                        combined financial statements.

                        FSA PORTFOLIO ACQUISITION HOTELS

                          COMBINED STATEMENTS OF EQUITY


                                                         Equity
                                                     -------------

Balance, December 31, 1994 .......................   $ 175,645,663

    Net income ...................................       7,510,116

    Capital contributions ........................       3,235,946

    Distributions ................................      (6,833,286)
                                                     -------------

Balance, December 31, 1995 .......................     179,558,439

    Net income ...................................       8,830,862

    Capital contributions ........................       4,461,757

    Distributions ................................     (11,774,824)
                                                     -------------

Balance, December 31, 1996 .......................     181,076,234

    Net income ...................................      14,676,226

    Capital contributions ........................      14,820,420

    Distributions ................................     (23,226,079)
                                                     -------------

Balance, September 30, 1997 ......................     187,346,801

    Net income (unaudited) .......................       2,884,584

    Capital contributions (unaudited) ............       4,940,140

    Distributions (unaudited) ....................      (8,639,174)
                                                     -------------

Balance, December 31, 1997 (unaudited) ...........   $ 186,532,351
                                                     =============






          The accompanying notes are an integral part of these combined financial statements.

                       FSA PORTFOLIO ACQUISITION HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS



                                                                                                  For the Nine Month Period
                                                                                                           Ended
                                                       For the Years Ended December 31,                September 30,
                                                 --------------------------------------------    ----------------------------
                                                     1995            1996            1997            1996            1997
                                                 ------------    ------------    ------------    ------------    ------------
                                                                                 (unaudited)    (unaudited)
Cash flows from operating activities:
    Net income ...............................   $  7,510,116    $  8,830,862    $ 17,560,810    $  7,616,168    $ 14,676,226

    Adjustments to reconcile net income to net cash provided by operating activities:

       Depreciation ..........................      5,629,152       6,241,385       7,951,340       4,681,039       5,963,505

    Changes in assets and liabilities:

       Accounts receivable ...................     (1,641,507)       (717,628)     (3,395,595)     (1,148,983)       (464,733)

       Intercompany receivable/payable .......        (57,130)        (28,256)      2,323,922         (13,561)       (321,249)

       Inventories ...........................       (111,670)        (15,978)        (56,488)         (4,247)        (29,830)

       Prepaid expenses ......................       (620,467)         (9,300)        296,989         (56,231)       (434,037)

       Other assets ..........................       (233,774)        (21,772)       (557,839)       (356,833)        (54,824)

       Accounts payable, trade ...............        511,021        (426,348)        613,849        (227,061)        (75,467)

       Accrued expenses and other liabilities        (662,190)      1,021,258         291,932       2,079,041       1,983,705
                                                 ------------    ------------    ------------    ------------    ------------

         Net cash provided by operating ......     10,323,551      14,874,223      25,028,920      12,569,332      21,243,296
               activities
                                                 ------------    ------------    ------------    ------------    ------------

Cash flows from investing activities:

    Improvements and additions to hotel ......     (5,248,803)     (5,476,695)    (13,565,900)     (2,367,533)    (13,105,245)
          properties
                                                 ------------    ------------    ------------    ------------    ------------

         Net cash used in investing activities     (5,248,803)     (5,476,695)    (13,565,900)     (2,367,533)    (13,105,245)
                                                 ------------    ------------    ------------    ------------    ------------

Cash flows from financing activities:

    Capital contributions ....................      3,235,946       4,461,757      19,760,560       1,441,332      14,820,420

    Distributions paid .......................     (6,833,286)    (11,774,824)    (31,865,253)    (10,384,556)    (23,226,079)
                                                 ------------    ------------    ------------    ------------    ------------

         Net cash used in financing activities     (3,597,340)     (7,313,067)    (12,104,693)     (8,943,224)     (8,405,659)
                                                 ------------    ------------    ------------    ------------    ------------

Net change in cash and cash equivalents ......      1,477,408       2,084,461        (641,673)      1,258,575        (267,608)

Cash and cash equivalents at beginning of ....   $  2,553,880    $  4,031,288    $  6,115,749    $  4,031,288    $  6,115,749
      periods
                                                 ------------    ------------    ------------    ------------    ------------

Cash and cash equivalents at end of periods ..   $  4,031,288    $  6,115,749    $  5,474,076    $  5,289,863    $  5,848,141
                                                 ============    ============    ============    ============    ============



              The accompanying notes are an integral part of these
                         combined financial statements.

                        FSA PORTFOLIO ACQUISITION HOTELS

                     NOTES TO COMBINED FINANCIAL STATEMENTS



1.  ORGANIZATION AND BASIS OF PRESENTATION


     Organization - American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"), a subsidiary of American General Hospitality Corporation (the "Company" or "Registrant"), acquired a 100% equity interest in 13 hotels in a 14 hotel portfolio (the "FSA Portfolio Acquisition Hotels") from a group of affiliated entities controlled by Financial Securities Assurance (the "Selling Entities") which are unaffiliated with the Operating Partnership. American General Hospitality Corporation (the "Company"), established to acquire, own and lease hotel properties, was formed as a Maryland corporation qualifying as a real estate investment trust ("REIT"). The Company completed an Initial Public Offering of its common stock on July 31, 1996.


     Basis of Presentation - The FSA Portfolio Acquisition Hotels are under common control by virtue of various contractual agreements which includes ownership and rights of ownership transferred pending foreclosure. Each Selling Entity will be the subject of a business combination with the Company. Therefore, the accompanying financial statements of the FSA Portfolio Acquisition Hotels have been presented on a combined basis and have been prepared to comply with the rules and regulations of the Securities and Exchange Commission ("SEC"). The FSA Portfolio Acquisition Hotels consist of the following:

                                                                                      No. of
               Property Name                               Location                    Rooms
               -------------                               --------                   ------
Select Inn Bloomington                           Bloomington, Minnesota                 148
Courtyard by Marriott Century City               Century City, California               134
DoubleTree Resort Surfside Clearwater Beach      Clearwater Beach, California           426
Ramada Inn Gulfview Clearwater Beach             Clearwater Beach, California           289
Holiday Inn Fort Lauderdale Beach                Fort Lauderdale Beach, Florida         240
Howard Johnson Resort Key Largo                  Key Largo, Florida                     100
Courtyard by Marriott Disney Village             Lake Buena Vista, Florida              323
Holiday Inn Madeira Beach                        Madeira Beach, California              149
Courtyard by Marriott Marina del Rey             Marina del Rey, California             276
Mystic Hotel                                     Mystic, Connecticut                     77
Holiday Inn Richmond West                        Richmond, Virginia                     280
Radisson Inn Rochester                           Rochester, New York                    171
Holiday Inn Forest Park St. Louis                St. Louis, Missouri                    120
DoubleTree Hotel Tampa Airport                   Tampa, Florida                         496

     The Selling Entities conducted business so that income taxes were the responsibility of the owners. Substantially all of the assets and operations of the Selling Entities will be acquired by the Company, which is a REIT and accordingly, not subject to federal income taxes. Therefore, the financial statements have been presented with no provision for federal income taxes.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Investment in Hotel Properties - The individual hotel properties were acquired by the respective Selling Entities during the period from 1992 to 1994, either through foreclosure or deed-in-lieu of foreclosure of the collateral of the loan receivables. Hotel properties are stated at the lower of cost or fair value less selling costs and are depreciated using the straight-line method over estimated useful lives of 39 years for buildings and improvements and 5 to 10 years for furniture, fixtures and equipment.

                        FSA PORTFOLIO ACQUISITION HOTELS

     The individual Selling Entities review the carrying value of each property to determine if circumstances exist indicating an impairment in the carrying value of the investment of the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the affected Selling Entity will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in the hotel property is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows. Management of the Selling Entities does not believe that these are any factors or circumstances indicating impairment of any of the investments in hotels.

     Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation are removed from the accounts and the gain or loss is included in operations.

     Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

     Inventories - Inventories consist primarily of supplies, food and beverage items, china, glass and silver, and linen and are stated at the lower of cost (generally, first-in, first-out) or market.

     Income Taxes - The Selling Entities conducted business so that income taxes were the responsibility of their respective owners. The owners' tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of said owners could be changed accordingly. The Company is a REIT under the Code and accordingly not subject to corporate income taxes. Accordingly, the financial statements contain no provision for federal income taxes.

     Revenue Recognition - Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Recently Issued Statement of Financial Accounting Standards - The FSA Portfolio Acquisition Hotels adopted the Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," during the year ended December 31, 1995. The adoption of SFAS No. 121 had no material effect on the FSA Portfolio Acquisition Hotels financial statements.

     Interim Financial Information - The interim financial statements for the period ended September 30, 1996 and December 31, 1997 have been prepared pursuant to the rules and regulations of the SEC. The accompanying interim financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

                       FSA PORTFOLIO ACQUISITION HOTELS

3.  LEASE REVENUE

     The Select Inn Bloomington hotel is operated by a third party entity under a Fee Lease which expires in December 2000 with one extension option of 10 years. Minimum future rental income under the Fee Lease at September 30, 1997 is as follows:

        Year                                        Amount
        ----                                     ------------
        1997...................................  $    80,000
        1998...................................      320,000
        1999...................................      320,000
        2000...................................      320,000
                                                 ------------
                                                 $ 1,040,000
                                                 ===========

     In addition to the $320,000 annual base rent, a percentage rent shall be paid equal to 23% of the amount, if any, by which the annual gross sales, as defined, shall exceed $1,391,304. The lease requires the tenant to pay all expenses of owning and operating the hotel, including real estate taxes and structural maintenance and repairs.

     The Mystic Hotel was operated by a third party entity under a Fee Lease that terminated in December 1995. Upon the termination of the lease, the lessor retained all rights and obligations related to owning and operating the hotel.


4.  GROUND LEASES

     Three of the FSA Portfolio Acquisition Hotels are subject to ground leases with third parties with respect to the land underlying each such hotel. The ground leases require the tenant to pay all expenses of owning and operating the hotels, including real estate taxes and structural maintenance and repairs.

     The Radisson Inn Rochester hotel is encumbered by a ground lease expiring on December 31, 2021 with two 25 year renewal options. The lease requires minimum annual rent payments of $60,000 through 1999 and thereafter an annual rent of $60,000 plus a percentage rent payment equal to 1% of gross receipts in excess of the minimum annual rent.

     The DoubleTree Resort Surfside Clearwater Beach hotel is encumbered by a ground lease expiring in February 2079. Annual lease payments are based upon the greater of a $283,970 base rent or a percentage rent equal to 3% of gross room revenues and 1% of gross receipts from the sale of food and beverage. The annual base rent shall be adjusted every 10 years to equal the average rental payments for the preceding 10 year period.

     The Courtyard by Marriott Disney Village hotel is encumbered by a ground lease expiring on September 30, 2046. Annual lease payments are based upon the greater of a $500,000 base rent or a percentage rent equal to 8.5% of gross room revenues, 4% of gross receipts from the sale of food, 6% of gross receipts from the sale of beverages, 25% of gross receipts from subleases, concessionaires and rent of exhibition, and meeting and conference facilities, and 7% of gross receipts from all other sources, including sale of merchandise, service charges, and vending machines. The annual base rent shall be adjusted every five years to the greater of the minimum annual rent during the prior five years or 75% of the average total rent paid during such five year period.

                       FSA PORTFOLIO ACQUISITION HOTELS

     Minimum future rental payments required under the ground leases at September 30, 1997 are as follows:

        Year                                         Amount
        ----                                      -------------
        1997....................................  $    210,992
        1998....................................       843,970
        1999....................................       843,970
        2000....................................       843,970
        2001....................................       843,970
        Thereafter..............................    45,849,660
                                                  -------------
                                                  $ 49,436,532
                                                  =============

     Ground lease expense included in Other expenses was $1,005,460 and $1,531,659, for the years ended December 31, 1995 and 1996, respectively, and $1,168,050 for the nine month period ended September 30, 1997.

5.  COMMITMENTS

     Management fees represent amounts paid to third party entities for various operational services. The base management fee is based upon a percentage of gross revenues ranging from 1% to 2%. An incentive fee is paid based upon a percentage of gross operating profits ranging from 2.25% to 4.5%. Management and incentive fees of $1,465,413 and $1,453,691 were paid as of December 31, 1995 and 1996, respectively, and $1,423,762 was paid for the nine month period ended September 30, 1997.

     Franchise fees represent the annual expense for franchise royalties, sales and advertising expenses and reservation services under the terms of hotel franchise agreements. Franchise fees are based upon a percentage of gross room revenue ranging from 3.25% to 7.5%.

     In addition, accounting fees are paid for various record keeping services ranging from $500 to $3,000 per month.

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the FSA Portfolio Acquisition Hotels report the carrying amount of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities at cost which approximates fair value due to the short maturity of these instruments.

7.  RELATED PARTY TRANSACTIONS

     Intercompany receivables related to hotel operations are due from affiliates of the owners in the amount of $1,314,695 and $1,635,944 as of December 31, 1996 and September 30, 1997, respectively, and are non-interest bearing.

                       FSA PORTFOLIO ACQUISITION HOTELS

8.  SUBSEQUENT EVENTS

     As discussed in Note 1, the Company acquired thirteen hotels in the fourteen-hotel portfolio on February 13, 1998. The Company expects to acquire the fourteenth hotel by mid-April 1998. The closing is subject to various closing conditions and no assurance can be given that the acquisition will be completed. The acquisition was accounted for by the Company using the purchase method of accounting. These financial statements do not reflect any transaction in connection with the acquisition of the FSA Portfolio Acquisition Hotels by the Company. The purchase price was paid entirely in cash and was funded by borrowings under the Company's credit facilities. The thirteen hotels are leased to AGH Leasing L.P. and managed by American General Hospitality, Inc. The Company expects that the fourteenth hotel to be acquired by the Company will continue to be leased to and managed by its current operator. The Company intends to sell five of the FSA Portfolio Acquisition Hotels either as a group or individually although it has no binding purchase agreements with respect to such sale.


     On March 15, 1998 the Company and an affiliate and CapStar Hotel Company ("CapStar") entered into a definitive agreement (the "Merger Agreement") pursuant to which the parties agreed, subject to stockholder approval and other conditions and covenants, to merge as equals (the "Proposed Merger"). Accordingly, no assurance can be given that the Proposed Merger will be consummated. Pursuant to the Merger Agreement, CapStar will spin off (the "Spin-Off") in a taxable transaction, its hotel operations and management business to its current stockholders as a new C-Corporation to be called MeriStar Hotels & Resorts, Inc. ("MeriStar Resorts"). CapStar will subsequently merge with and into the Company, which will qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company will be renamed MeriStar Hospitality Corporation after the Proposed Merger. In a separate transaction, which will close immediately after the closing of the Proposed Merger, MeriStar Resorts will acquire AGH Leasing, L.P. (an affiliate) and American General Hospitality, Inc. which acquisition is a condition to closing the Proposed Merger. If the Proposed Merger is consummated, MeriStar Resorts will become the lessee and manager of all of the Current Hotels currently leased by by AGH Leasing and will have a right of first refusal to become the lessee of hotels acquired by the Company in the future except for the Prime Group II Acquisition hotels.

     The Merger Agreement defines the exchange ratios for both the Company and CapStar's stockholders. CapStar stockholders will receive one share each of MeriStar Hospitality Corporation and MeriStar Resorts for each CapStar share owned. The Company's stockholders will receive 0.8475 shares of MeriStar Hospitality Corporation for each share of Common Stock owned. Both exchange ratios are fixed, with no adjustment mechanism.

     The Company expects the Proposed Merger to close in June 1998. The Proposed Merger will be submitted for approval at separate meetings of the stockholders of the Company and CapStar. Prior to such stockholder meetings, the Company will file a registration statement with the SEC registering under the Securities Act of 1933, as amended, the shares of MeriStar Hospitality Corporation to be issued in the Proposed Merger.

                       FSA PORTFOLIO ACQUISITION HOTELS
            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
               AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997


Real estate as of September 30, 1997:
------------------------------------

                                                                                                   Accumulated
                                                                                                   Depreciation
                                                          Land and    Building and                 Building and
                     Description                       Improvements   Improvements     Total       Improvements
                     -----------                       ------------   ------------     -----       ------------
 Select Inn Bloomington                                $    200,000   $  1,740,000  $  1,940,000   $    122,694

 Courtyard by Marriott Century City                       1,400,000     12,290,980    13,690,980        861,256

 DoubleTree Resort Surfside Clearwater Beach              3,771,500     32,812,050    36,583,550      2,313,670

 Ramada Inn Gulfview  Clearwater Beach                    2,062,400     19,002,683    21,065,083      1,288,219

 Holiday Inn Fort Lauderdale Beach                        1,616,700     15,692,628    17,309,328      1,027,125

 Howard Johnson Resort Key Largo                            900,000      7,854,174     8,754,174        552,640

 Courtyard by Marriott Disney Village                     1,210,000     10,670,395    11,880,395        745,403

 Holiday Inn Madeira Beach                                1,311,900     12,198,630    13,510,530        821,850

 Courtyard by Marriott Marina del Rey                     1,436,200     13,693,742    15,129,942        907,088

 Mystic Hotel                                               370,000      3,303,608     3,673,608        228,818

 Holiday Inn Richmond West                                1,078,700      9,732,464    10,811,164        669,294

 Radisson Inn Rochester                                     400,000      3,516,810     3,916,810        246,184

 Holiday Inn Forest Park St. Louis                          430,000      3,783,854     4,213,854        264,719

 DoubleTree Hotel Tampa Airport                           1,222,900     10,671,645    11,894,545        750,906

                                                       ------------   ------------  ------------   ------------

                                                       $ 17,410,300   $156,963,663  $174,373,963   $ 10,799,866
                                                       ============   ============  ============   ============


                                                            Net                                      Which
                                                        Book Value                   Expected     Depreciation
                                                       Building and      Date of      Date of     in Statement
                     Description                       Improvements   Construction  Acquisition   Is Computed
                     -----------                       ------------   ------------  ------------  -----------
 Select Inn Bloomington                                $  1,617,307       1962          1998        39 Yrs.

 Courtyard by Marriott Century City                      11,429,724       1986          1998        39 Yrs.

 DoubleTree Resort Surfside Clearwater Beach             30,498,380       1980          1998        39 Yrs.

 Ramada Inn Gulfview  Clearwater Beach                   17,714,464       1969          1998        39 Yrs.

 Holiday Inn Fort Lauderdale Beach                       14,665,504       1969          1998        39 Yrs.

 Howard Johnson Resort Key Largo                          7,301,533       1971          1998        39 Yrs.

 Courtyard by Marriott Disney Village                     9,924,992       1972          1998        39 Yrs.

 Holiday Inn Madeira Beach                               11,376,780       1972          1998        39 Yrs.

 Courtyard by Marriott Marina del Rey                    12,786,654       1976          1998        39 Yrs.

 Mystic Hotel                                             3,074,790       1967          1998        39 Yrs.

 Holiday Inn Richmond West                                9,063,170       1975          1998        39 Yrs.

 Radisson Inn Rochester                                   3,270,626       1971          1998        39 Yrs.

 Holiday Inn Forest Park St. Louis                        3,519,134       1978          1998        39 Yrs.

 DoubleTree Hotel Tampa Airport                           9,920,739       1972          1998        39 Yrs.

                                                       ------------

                                                       $146,163,797
                                                       ============

                        FSA PORTFOLIO ACQUISITION HOTELS
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
         AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 - (CONTINUED)


          Reconciliation of Real Estate:
          -----------------------------
             Balance at December 31, 1995 .............   $179,351,803

               Additions ..............................      5,476,695
                                                          ------------

             Balance at December 31, 1996 .............    184,828,498

               Additions ..............................     13,105,245
                                                          ------------

             Balance at September 30, 1997 ............   $197,933,743
                                                          ============


          Reconciliation of Accumulated Depreciation:
          ------------------------------------------
             Balance at December 31, 1995 .............   $  5,629,152

               Depreciation ...........................      6,241,385
                                                          ------------

             Balance at December 31, 1996 .............     11,870,537

               Depreciation ...........................      5,963,505
                                                          ------------

             Balance at September 30, 1997 ............   $ 17,834,042
                                                          ============

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
American General Hospitality Corporation

  We have audited the accompanying combined balance sheet and financial statement schedule of the Potomac Portfolio Acquisition Hotels (described in Note 1) as of December 31, 1996 and the related combined statements of operations, partners' capital and cash flows for the year then ended. These combined financial statements are the responsibility of the Potomac Portfolio Acquisition Hotels' management. Our responsibility is to express an opinion on these combined financial statements and financial statement schedule based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Potomac Portfolio Acquisition Hotels as of December 31, 1996, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above which is presented for the purpose of additional analysis and to comply with the rules and regulations of the Securites and Exchange Commission, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                        COOPERS &  LYBRAND L.L.P.


Dallas, Texas
November 3, 1997

                     POTOMAC PORTFOLIO ACQUISITION HOTELS
                            COMBINED BALANCE SHEETS

                                                             December 31,            December 31,
                                                                 1996                    1997
                                                          ----------------        ---------------
                          ASSETS                                                     (unaudited)
Investments in hotel properties, at cost:
    Land and land improvements..........................  $      3,959,897        $     3,959,897
    Building and improvements...........................        41,881,752             42,882,663
    Furniture, fixtures and equipment...................        11,532,784             11,545,834
                                                          ----------------        ---------------
                                                                57,374,433             58,388,394
Less: accumulated depreciation..........................        21,303,016             21,822,335
                                                          ----------------        ---------------
Net investment in hotel properties......................        36,071,417             36,566,059
Cash and cash equivalents...............................                 0                714,798
Restricted cash.........................................         1,980,071                708,070
Accounts receivable, net................................           722,379                601,345
Inventories.............................................           372,996                371,062
Prepaid expenses........................................           466,013                303,040
Deferred expenses.......................................           647,448                546,486
Other assets............................................             8,900                  8,900
                                                          ----------------        ---------------
    Total assets........................................  $     40,269,224        $    39,819,760
                                                          ================        ===============

             LIABILITIES AND PARTNERS' CAPITAL
Mortgage payable........................................  $     27,061,468        $    26,446,705
Bank overdraft..........................................            43,952
Payable to affiliate....................................                                  852,384
Accounts payable, trade.................................           464,538                392,867
Accrued expenses and other liabilities..................         1,016,222              1,028,199
                                                          ----------------        ---------------
    Total liabilities...................................        28,586,180             28,720,155

Commitments and contingencies (Note 4)
Partners' capital.......................................        11,683,044             11,099,605
                                                          ----------------        ---------------
    Total liabilities and partners' capital.............  $     40,269,224        $    39,819,760
                                                          ================        ===============

    The accompanying notes are an integral part of these combined financial statements.

                     POTOMAC PORTFOLIO ACQUISITION HOTELS
                       COMBINED STATEMENTS OF OPERATIONS



                                                                 December 31,           December 31,
                                                                                     ---------------
                                                                     1996                   1997
                                                               ---------------       ---------------
Revenues:                                                                               (unaudited)
    Room revenue.............................................. $    16,343,788       $    17,408,174
    Food and beverage revenue.................................       6,336,526             6,589,758
    Other revenue.............................................         797,053               780,317
                                                               ---------------       ---------------
    Total revenue.............................................      23,477,367            24,778,249

Expenses:
    Property operating costs and expenses.....................       4,628,571             4,797,329
    Food and beverage costs and expenses......................       5,078,578             5,175,341
    General and administrative................................       1,633,099             1,782,851
    Advertising and promotion.................................       1,295,176             1,261,074
    Repairs and maintenance...................................       1,199,385             1,228,946
    Utilities.................................................       1,090,440             1,094,617
    Management fees...........................................         693,552               735,439
    Franchise costs...........................................         669,654               758,423
    Depreciation..............................................       1,939,327             1,943,838
    Amortization..............................................          70,804               100,962
    Real estate and personal property taxes, and
     property insurance.......................................         659,449               486,064
    Interest expense..........................................       1,963,850             1,894,641
    Other expense.............................................         658,299               277,332
                                                               ---------------       ---------------
    Total expenses............................................      21,580,184            21,690,920
                                                               ---------------       ---------------
    Net income................................................ $     1,897,183       $     3,087,329
                                                               ===============       ===============



    The accompanying notes are an integral part of these combined financial statements.

                      POTOMAC PORTFOLIO ACQUISITION HOTELS
               COMBINED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL


Balance, December 31, 1995 .......................   $  9,785,861
   Net income ....................................      1,897,183
                                                     ------------
Balance, December 31, 1996 .......................     11,683,044
   Distributions (unaudited) .....................     (3,670,768)
   Net income (unaudited) ........................      3,087,329
                                                     ------------
Balance, December 31, 1997 (unaudited) ...........   $ 11,099,605
                                                     ============





              The accompanying notes are an integral part of these
                         combined financial statements.

                      POTOMAC PORTFOLIO ACQUISITION HOTELS
                        COMBINED STATEMENTS OF CASH FLOWS

                                                    December 31,   December 31,
                                                       1996            1997
                                                    -----------    -----------
Cash flow from operating activities:                               (unaudited)
   Net income ...................................   $ 1,897,183    $ 3,087,329
   Adjustments to reconcile net income
    to net cash provided by operating
    activities:
   Depreciation .................................     1,939,327      1,943,838
   Amortization .................................        70,804        100,962
   Loss on fixed asset disposal .................        25,410
   Changes in assets and liabilities:
      Restricted cash ...........................      (911,663)     1,272,001
      Accounts receivable .......................       440,208        121,034
      Inventories ...............................        (8,365)         1,934
      Prepaid expenses ..........................      (193,074)       162,973
      Other assets ..............................           200
      Accounts payable ..........................       (53,839)       (71,671)
      Payable to affiliate ......................       852,384
      Accrued expenses and other liabilities ....       162,287         11,977
                                                    -----------    -----------
        Net cash provided by operating activities     3,368,478      7,482,761
                                                    -----------    -----------
Cash flows used in investing activities:
   Improvements and additions to properties .....    (2,591,997)    (2,438,480)
                                                    -----------    -----------
Cash flows from financing activities:
   Increase (decrease) in bank overdraft ........      (155,385)       (43,952)
   Principal payments on borrowings .............      (522,916)      (614,763)
   Payment of deferred financing costs ..........       (98,180)
   Distributions ................................                   (3,670,768)
                                                    -----------    -----------
        Net cash used in financing activities ...      (776,481)    (4,329,483)
                                                    -----------    -----------
Net change in cash and cash equivalents .........             0        714,798
Cash and cash equivalents at beginning of period              0              0
                                                    -----------    -----------
Cash and cash equivalents at end of period ......   $         0    $   714,798
                                                    ===========    ===========
Supplemental disclosures of cash flow
 information:
   Cash paid during the year for interest .......   $ 1,963,850    $ 1,894,641
                                                    ===========    ===========


                     The accompanying notes are an integral
                  part of these combined financial statements.

                     POTOMAC PORTFOLIO ACQUISITION HOTELS
                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND BASIS OF PRESENTATION

     Organization - American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"), a subsidiary of American General Hospitality Corporation (the "Company" or "Registrant"), acquired a 100% ownership interest in four hotels (the "Potomac Portfolio Acquisition Hotels") from entities unaffiliated with the Company and the Operating Partnership. The Company, established to acquire, own and lease hotel properties, was formed as a Maryland corporation qualifying as a real estate investment trust ("REIT"). The Company completed an Initial Public Offering of its common stock on July 31, 1996.


     Basis of Presentation - The accompanying combined financial statements of the Potomac Portfolio Acquisition Hotels have been prepared to comply with the rules and regulations of the Securities and Exchange Commission ("SEC") and are presented on a combined basis due to current and future common ownership and management and the entities will be the subject of a business combination with the Company. The Potomac Portfolio Acquisition Hotels consist of the following:

PROPERTY NAME                               LOCATION              NO. OF ROOMS
-------------                               --------              ------------

Ramada Old Town Alexandria                  Alexandria, Virginia            258

Holiday Inn Historic District Alexandria    Alexandria, Virginia            178

Holiday Inn Annapolis                       Annapolis, Maryland             220

Holiday Inn Express BWI Airport             Hanover, Maryland               159

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Investment in Hotel Properties - The hotel properties are stated at cost and are depreciated using the straight-line method over estimated useful lives of 31-40 years for building and improvements and 5-10 years for furniture, fixtures and equipment.


     The owners of the Potomac Portfolio Acquisition Hotels review the carrying value of each property to determine if circumstances exist indicating an impairment in the carrying value of the investment of the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the owners of the Potomac Portfolio Acquisition Hotels will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in the hotel property is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows. The owners do not believe that there are any factors or circumstances indicating impairment of any of the investments in hotels.

     Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation are removed from the accounts and the gain or loss is included in operations.

     Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

     Restricted Cash - Restricted cash consists primarily of amounts held in escrow principally for capital and property tax reserves.

     Inventories - Inventories consist primarily of supplies, food and beverage items; china; glass and silver; and linen and are stated at the lower of cost (generally, first-in, first-out) or market.

     Deferred Expenses - Deferred expenses primarily consist of deferred loan costs and license fees. Amortization of deferred loan costs is computed using the effective yield method based upon the terms of the loan agreement. Amortization of license fees is computed using the straight-line method over the life of the agreement. Accumulated amortization at December 31, 1996 is $126,166.

                     POTOMAC PORTFOLIO ACQUISITION HOTELS
                         NOTES TO FINANCIAL STATEMENTS

     Income Taxes - The Potomac Portfolio Acquisition Hotels are included in limited partnerships which are not taxable entities. The results of operations are included in the tax returns of the partners, accordingly, the statements of operations contain no provision for federal income taxes. The partnership's tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

     Revenue Recognition - Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within the owners' estimates.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Credit Risk - At December 31, 1996, bank account balances exceeded Federal Deposit Insurance Corporation limits by approximately $1,980,071.

     Seasonality - The hotel industry is seasonal in nature. Generally, revenue at the Potomac Portfolio Acquisition Hotels is greater in the second and third quarters of a calendar year.


     Interim Financial Information - The unaudited interim financial statements as of December 31, 1997 and for the twelve month periods ended December 31, 1997 have been prepared pursuant to the rules and regulations of the SEC. The accompanying interim combined financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the combined interim financial statements. All such adjustments are of a normal and recurring nature.

3.  DEBT

     Debt as of December 31, 1996 consists of the following:


First mortgage notes payable in monthly installments including interest at the fixed rate of 9.02%
    maturing August 31, 2000........................................................................................  $ 13,685,719

First mortgage note payable in monthly installments including interest at the floating rate of prime
    (8.25% at December 31, 1996) plus 2% maturing January 31, 2015..................................................     5,004,302

First mortgage note payable in monthly installments including interest at the fixed rate of 8.375%
    maturing January 3, 2001........................................................................................     5,287,217

First mortgage note payable in monthly installments including interest at the floating rate of LIBOR
    (5.44% at December 31, 1996) plus 4.25% maturing December 31, 2001..............................................     3,084,230
                                                                                                                      ------------

                                                                                                                      $ 27,061,468
                                                                                                                      ============


     Mortgage debt is collateralized by the investment in hotel properties.

                     POTOMAC PORTFOLIO ACQUISITION HOTELS
                         NOTES TO FINANCIAL STATEMENTS

  Aggregate annual principal payments for the Potomac Portfolio Acquisition Hotels' debt at December 31, 1996 are as follows:

                Year                             Amount
                ----                          ------------
                1997......................... $    581,650
                1998.........................      639,229
                1999.........................      702,559
                2000.........................   13,135,989
                2001.........................    7,573,246
                Thereafter...................    4,428,795
                                              ------------
                                              $ 27,061,468
                                              ============

4.  COMMITMENTS

     Management fees of 3% of gross revenues of each hotel are paid to an affiliate of the hotels, except for the Holiday Inn Historic District Alexandria for which the base management fee is 4% of gross revenues. Additionally, the Holiday Inn Historic District Alexandria pays incentive management fees of 1% of gross revenues in excess of $2,670,000. Management fees of $693,552 were paid in 1996 which includes $39,768 of incentive fees.

     Franchise fees represent the annual expense for franchise royalties and reservation services under the terms of the hotel franchise agreement. The Potomac Portfolio Acquisition Hotels' franchise fees range from 3% to 5% of gross room revenue.

     The Potomac Portfolio Acquisition Hotels are required to remit 1% to 3% of gross room revenue to franchisers for sales and advertising expenses incurred to promote the hotels at the national level. Additional sales and advertising costs are incurred at the local property level.

5.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the Potomac Portfolio Acquisition Hotels report the carrying amount of cash and cash equivalents, restricted cash, accounts payable, accrued expenses and other liabilities at cost which approximates fair value due to the short maturity of these instruments. The carrying amount of the Potomac Portfolio Acquisition Hotels' debt approximates fair value due to the Potomac Portfolio Acquisition Hotels' ability to obtain such borrowings at comparable interest rates.


6.  SUBSEQUENT EVENTS

     As discussed in Note 1, the Company purchased the Potomac Portfolio Acquisition Hotels on January 22, 1998. The acquisition was accounted for by the Company using the purchase method of accounting. These financial statements do not reflect any transaction in connection with the acquisition of the Potomac Portfolio Acquisition Hotels by the Company. The purchase price was paid in cash from borrowings under the Company's credit facility. The Potomac Portfolio Acquisition Hotels are leased to AGH Leasing L.P. and managed by American General Hospitality, Inc.

     On March 15, 1998 the Company and an affiliate and CapStar Hotel Company ("CapStar") entered into a definitive agreement (the "Merger Agreement") pursuant to which the parties agreed, subject to stockholder approval and other conditions and covenants, to merge as equals (the "Proposed Merger"). Accordingly, no assurance can be given that the Proposed Merger will be consummated. Pursuant to the Merger Agreement, CapStar will spin off (the "Spin-Off") in a taxable transaction, its hotel operations and management business to its current stockholders as a new C-Corporation to be called MeriStar Hotels & Resorts, Inc. ("MeriStar Resorts"). CapStar will subsequently merge with and into the Company, which will qualify as a

                     POTOMAC PORTFOLIO ACQUISITION HOTELS
                         NOTES TO FINANCIAL STATEMENTS


reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company will be renamed MeriStar Hospitality Corporation after the Proposed Merger. In a separate transaction, which will close immediately after the closing of the Proposed Merger, MeriStar Resorts will acquire AGH Leasing, L.P. (an affiliate) and American General Hospitality, Inc.

     The Merger Agreement defines the exchange ratios for both the Company and CapStar's stockholders. CapStar stockholders will receive one share each of MeriStar Hospitality Corporation and MeriStar Resorts for each CapStar share owned. The Company's stockholders will receive 0.8475 shares of MeriStar Hospitality Corporation for each share of Common Stock owned. Both exchange ratios are fixed, with no adjustment mechanism.

     The Company expects the Proposed Merger to close in June 1998. The Proposed Merger will be submitted for approval at separate meetings of the stockholders of the Company and CapStar. Prior to such stockholder meetings, the Company will file a registration statement with the SEC registering under the Securities Act of 1933, as amended, the shares of MeriStar Hospitality Corporation to be issued in the Proposed Merger.

                      POTOMAC PORTFOLIO ACQUISITION HOTELS
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                AS OF AND FOR THE PERIOD ENDED DECEMBER 31, 1996

Real estate as of December Life Upon 31, 1996:
----------------------------------------------

                                                                                              Accumulated       Net
                                                                                             Depreciation    Book Value
                                                    Land and    Building and                 Building and   Building and
          Description             Encumbrances    Improvements  Improvements      Total      Improvements   Improvements
          -----------             ------------    ------------  ------------      -----      ------------   ------------

 Ramada Old Town Alexandria     $     5,287,217   $    686,824  $  7,950,709   $  8,637,533  $   4,492,709  $  3,458,000

 Holiday Inn Historic District
 Alexandria                          13,685,719         67,826    16,171,189     16,239,015      4,357,605    11,813,584

 Holiday Inn Annapolis                5,004,302      1,754,178    11,616,616     13,370,794      3,292,421     8,324,195

 Holiday Inn Express BWI
 Airport                              3,084,230      1,451,069     6,143,238      7,594,307      1,210,641     4,932,597
                                ----------------  ------------- -------------  ------------- -------------- -------------

                                $    27,061,468   $  3,959,897  $ 41,881,752   $ 45,841,649  $  13,353,376  $ 28,528,376
                                ================  ============= =============  ============= ============== =============

                                                                Life Upon
                                                                  Which
                                                   Expected    Depreciation
                                    Date of        Date of     in Statement
          Description            Construction    Acquisition   Is Computed
          -----------            ------------    -----------   -----------

 Ramada Old Town Alexandria          1977           1998       31 - 40 Yrs.

 Holiday Inn Historic District
 Alexandria                          1983           1998       31 - 40 Yrs.

 Holiday Inn Annapolis               1988           1998       31 - 40 Yrs.

 Holiday Inn Express BWI
 Airport                             1988           1998       31 - 40 Yrs.



Reconciliation of Real Estate:
------------------------------
  Balance at December 31, 1995 ............   $45,745,853

     Additions ............................        95,796
                                              -----------

  Balance at December 31, 1996 ............   $45,841,649
                                              ===========

Reconciliation of Accumulated Depreciation:
-------------------------------------------

  Balance at December 31, 1995 ............   $12,144,022

     Depreciation .........................     1,209,354
                                              -----------

  Balance at December 31, 1996 ............   $13,353,376
                                              ===========

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
American General Hospitality Corporation

  We have audited the accompanying balance sheet and financial statement schedule of the Holiday Inn O'Hare International Hotel (the "O'Hare Hotel") (described in Note 1) as of December 31, 1996 and the related statements of operations, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the O'Hare Hotel's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the O'Hare Hotel as of December 31, 1996, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above which is presented for the purpose of additional analysis and to comply with the rules and regulations of the Securities and Exchange Commission, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                        COOPERS & LYBRAND L.L.P.


Dallas, Texas
October 22, 1997

                     HOLIDAY INN O'HARE INTERNATIONAL HOTEL
                                 BALANCE SHEETS

                                                             December 31,            December 31,
                                                                 1996                    1997
                                                          ---------------         ---------------
                         ASSETS                                                     (unaudited)
Investments in hotel property, at cost:
    Land and land improvements........................... $     2,360,000         $     2,360,000
    Building and improvements............................      15,563,628              16,017,716
    Furniture, fixtures and equipment....................       3,060,035               3,483,826
                                                          ---------------         ---------------

                                                               20,983,663              21,861,542
Less: accumulated depreciation...........................       9,743,257              10,503,277
                                                          ---------------         ---------------

Net investment in hotel property.........................      11,240,406              11,358,265
Cash and cash equivalents................................          45,732                  76,042
Restricted cash..........................................       1,095,887               1,618,701
Accounts receivable, net.................................         669,103                 340,394
Inventories..............................................         140,092                 211,370
Prepaid expenses.........................................          81,984                 132,948
Deferred expenses........................................         251,505                 238,725
Other assets.............................................          55,818                  53,609
                                                          ---------------         ---------------

    Total assets......................................... $    13,580,527         $    14,030,054
                                                          ===============         ===============

             LIABILITIES AND PARTNERS' DEFICIT
Mortgage payable......................................... $    22,500,000         $    21,741,048
Notes payable to partners................................       3,000,000               2,477,475
Capital lease obligation.................................          17,435                   5,115
Accounts payable, trade..................................         969,575                 527,657
Accrued expenses and other liabilities...................       1,618,376               1,781,315
                                                          ---------------         ---------------

    Total liabilities....................................      28,105,386              26,532,610

Commitments and contingencies (Notes 4 and 5)
Partners' deficit........................................     (14,524,859)            (12,502,556)
                                                          ---------------         ---------------

    Total liabilities and partners' deficit.............. $    13,580,527         $    14,030,054
                                                          ===============         ===============

   The accompanying notes are an integral part of these financial statements.

                     HOLIDAY INN O'HARE INTERNATIONAL HOTEL
                            STATEMENTS OF OPERATIONS


                                                                    December 31,           December 31,
                                                                        1996                   1997
                                                                 ---------------        ---------------
Revenues:                                                                                  (unaudited)
    Room revenue................................................ $    12,899,993        $    14,651,075
    Food and beverage revenue...................................       7,793,598              8,796,556
    Other revenue...............................................         963,547              1,030,523
                                                                 ---------------        ---------------
      Total revenue.............................................      21,657,138             24,478,154

Expenses:
    Property operating costs and expenses.......................       3,763,987              4,184,538
    Food and beverage costs and expenses........................       5,720,079              7,035,840
    General and administrative..................................       2,012,815              2,289,786
    Advertising and promotion...................................       1,235,590              1,336,611
    Repairs and maintenance.....................................         992,935              1,018,774
    Utilities...................................................         821,724                832,051
    Management fees.............................................         536,466                607,071
    Franchise costs.............................................         644,310                733,447
    Depreciation................................................         758,587                760,020
    Amortization................................................          21,084                 20,280
    Real estate and personal property taxes, and property
     insurance..................................................       1,164,686              1,328,126
    Interest expense............................................       2,205,495              2,243,452
    Refinancing costs...........................................       2,827,000
    Other expense...............................................          41,757                 65,855
                                                                 ---------------        ---------------
      Total expenses............................................      22,746,515             22,455,851
                                                                 ---------------        ---------------
      Net income (loss)......................................... $    (1,089,377)       $     2,022,303
                                                                 ===============        ===============

   The accompanying notes are an integral part of these financial statements.

                     HOLIDAY INN O'HARE INTERNATIONAL HOTEL
                   STATEMENTS OF CHANGES IN PARTNERS' DEFICIT


Balance, December 31, 1995....................................... $(13,435,482)
  Net loss.......................................................   (1,089,377)
                                                                  ------------
Balance, December 31, 1996.......................................  (14,524,859)
  Net income (unaudited).........................................    2,022,303
                                                                  ------------
Balance, December 31, 1997 (unaudited)........................... $(12,502,556)
                                                                  ============




   The accompanying notes are an integral part of these financial statements.

                     HOLIDAY INN O'HARE INTERNATIONAL HOTEL
                            STATEMENTS OF CASH FLOWS



                                                                           December 31,   December 31,
                                                                              1996            1997
                                                                           -----------    -----------
 Cash flow from operating activities:                                                     (unaudited)
   Net income (loss) ...................................................   $(1,089,377)   $ 2,022,303
   Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation ........................................................       758,587        760,020
   Amortization ........................................................        21,084         20,280
   Changes in assets and liabilities:
      Restricted cash ..................................................       266,435       (522,814)
      Accounts receivable ..............................................        93,110        328,709
      Inventories ......................................................        21,135        (71,278)
      Prepaid expenses .................................................        19,856        (50,964)
      Other assets .....................................................        38,867          2,209
      Accounts payable .................................................       409,823       (441,918)
      Accrued expenses and other liabilities ...........................      (196,836)       162,939
                                                                           -----------    -----------
        Net cash provided by operating activities ......................       342,684      2,209,486
                                                                           -----------    -----------
Cash flows from investing activities:
   Improvements and additions to properties ............................      (814,162)      (877,879)
                                                                           -----------    -----------
Cash flows from financing activities:
   Principal payments on borrowings ....................................    (2,695,244)    (1,281,477)
   Payments on capital lease obligation ................................       (11,374)       (12,320)
   Payment of deferred financing costs .................................       (96,510)        (7,500)
   Proceeds from notes payable to partners .............................     3,000,000
                                                                           -----------    -----------
        Net cash provided by financing activities ......................       196,872     (1,301,297)
                                                                           -----------    -----------
Net change in cash and cash equivalents ................................      (274,606)        30,310
Cash and cash equivalents at beginning of period .......................       320,338         45,732
                                                                           -----------    -----------
Cash and cash equivalents at end of period .............................   $    45,732    $    76,042
                                                                           ===========    ===========
Supplemental disclosures of  information:
   Cash paid during the year for interest ..............................   $ 5,217,529    $ 2,240,160
                                                                           ===========    ===========


  The accompanying notes are an integral part of these financial statements.

                    HOLIDAY INN O'HARE INTERNATIONAL HOTEL
                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND BASIS OF PRESENTATION

     Organization - American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"), a subsidiary of American General Hospitality Corporation (the "Company" or "Registrant"), acquired through a subsidiary a 100% ownership interest in the 507 room Holiday Inn O'Hare International Hotel (the "O'Hare Hotel") located in Rosemont, Illinois from entities unaffiliated with the Company and the Operating Partnership. The Company, established to acquire, own and lease hotel properties, was formed as a Maryland corporation qualifying as a real estate investment trust ("REIT"). The Company completed an Initial Public Offering ("IPO") of its common stock on July 31, 1996.

     Basis of Presentation - The accompanying financial statements of the O'Hare Hotel have been prepared to comply with the rules and regulations of the Securities and Exchange Commission ("SEC") and are presented on a basis consistent with the Company due to common ownership and management since the entity was the subject of a business combination with the Company.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Investment in Hotel Property - The hotel property is stated at cost and is depreciated using the straight-line method over estimated useful lives of 15-45 years for building and improvements and 7-10 years for furniture, fixtures and equipment.


     The owners of the O'Hare Hotel review the carrying value of each property to determine if circumstances exist indicating an impairment in the carrying value of the investment of the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the owners of the O'Hare Hotel will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in the hotel property is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows. The owners do not believe that there are any factors on circumstances indicating impairment of the investment in the hotel.

     Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation are removed from the accounts and the gain or loss is included in operations.

     Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

     Restricted Cash - Restricted cash consists primarily of amounts held in escrow principally for capital and property tax reserves.

     Inventories - Inventories consist primarily of supplies, food and beverage items; china; glass and silver; and linen and are stated at the lower of cost (generally, first-in, first-out) or market.

     Deferred Expenses - Deferred expenses primarily consist of deferred loan costs and license fees. Amortization of deferred loan costs is computed using the effective yield method based upon the terms of the loan agreement. Amortization of license fees is computed using the straight-line method over the life of the agreement. Accumulated amortization at December 31, 1996 is $75,205.

     Income Taxes - The O'Hare Hotel is included in a limited partnership which is not a taxable entity. The results of operations are included in the tax returns of the partners, accordingly, the statements of operations contain no provision for federal income taxes. The partnership's tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

                    HOLIDAY INN O'HARE INTERNATIONAL HOTEL
                         NOTES TO FINANCIAL STATEMENTS

     Revenue Recognition - Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within the owners' estimates.

     Seasonality - The hotel industry is seasonal in nature. Generally, revenue at this hotel is greater in the second and third quarters of a calendar year.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Credit Risk - At December 31, 1996, bank account balances exceeded Federal Deposit Insurance Corporation limits by approximately $492,084.

     Interim Financial Information - The unaudited interim financial statements as of December 31, 1997 and for the twelve months ended December 31, 1997 have been prepared pursuant to the rules and regulations of the SEC. The notes to the interim financial statements included herein are intended to highlight significant changes to the notes to the December 31, 1996 financial statements and present interim disclosures required by the SEC. The accompanying interim financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

3.  DEBT

     On December 31, 1996, the O'Hare Hotel refinanced the existing mortgage note of $23,919,537 using proceeds from (i) a new note in the amount of $22,500,000 and (ii) notes payable to partners totaling $3,000,000. Additional interest of $2,827,000 was paid by the O'Hare Hotel upon refinancing. Debt as of December 31, 1996 consists of the following:


First mortgage note payable in monthly installments of $228,267 including interest at the fixed rate of 9% maturing January 1, 2012.......................................................... $ 22,500,000

Note payable to partner payable in monthly installments of $31,138 including interest at
    the fixed rate of 9.0% maturing December 31, 2001..................................................    1,500,000

Note payable to partner payable in monthly principal installments of $25,000 plus interest at the
    floating rate of prime (8.25% at December 31, 1996) plus .5% maturing December 1, 2001.............    1,500,000
                                                                                                        ------------

                                                                                                        $ 25,500,000
                                                                                                        ============

     Mortgage debt is collateralized by the investment in hotel property.

     Aggregate annual principal payments for the O'Hare Hotel's debt at December 31, 1996 are as follows:

        Year                                                  Amount
        ----                                              ------------
        1997............................................. $  1,220,703
        1998.............................................    1,378,129
        1999.............................................    1,479,632
        2000.............................................    1,590,514
        2001.............................................    1,717,755
        Thereafter.......................................   18,113,267
                                                          ------------
                                                          $ 25,500,000
                                                          ============

                    HOLIDAY INN O'HARE INTERNATIONAL HOTEL
                         NOTES TO FINANCIAL STATEMENTS

4. LEASES

     Capital lease obligations represent the present value of future rental payments under various equipment leases. Minimum future rental payments required under these capital leases (together with the present value of net minimum lease payments) at December 31, 1996 are as follows:

        Year                                               Amount
        ----                                              -------
        1997............................................. $12,923
        1998.............................................   5,385
                                                          -------
        Total minimum lease payment......................  18,308
        Less imputed interest............................     873
                                                          -------
        Present value of net minimum lease payments...... $17,435
                                                          =======

     Leased capital assets are included in equipment and at December 31, 1996 had a net book value of $18,551 ($55,000 less $36,449 in accumulated depreciation).

5.  COMMITMENTS

     Management fees of 2.5% of gross revenues are paid to an affiliate of the hotel. The payment of management fees is prohibited in the event that there are not sufficient operating revenues to first pay current operating expenses, debt service and escrow requirements under the mortgage. Management fees of $536,466 were paid in 1996.

     Franchise fees represent the annual expense for franchise royalties and reservation services under the terms of the hotel franchise agreement. The O'Hare Hotel franchise fees are 5% of gross room revenue. The agreement expires in 2001.

     The O'Hare Hotel is required to remit 1.5% of gross room revenue to the franchiser for sales and advertising expenses incurred to promote the hotel at the national level. Additional sales and advertising costs are incurred at the local property level.

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the O'Hare Hotel reports the carrying amount of cash and cash equivalents, restricted cash, accounts payable, accrued expenses and other liabilities at cost which approximates fair value due to the short maturity of these instruments. The carrying amount of the O'Hare Hotel's debt approximates fair value due to the O'Hare Hotel's ability to obtain such borrowings at comparable interest rates.


7.  SUBSEQUENT EVENTS

     As discussed in Note 1, the Company purchased the O'Hare Hotel on February 3, 1998. The acquisition was accounted for by the Company using the purchase method of accounting. These financial statements do not reflect any transaction in connection with the acquisition of the O'Hare Hotel by the Company. The purchase price was paid in cash, the issuance of Class C units of limited partnership interest of the Operating Partnership (the "Class C OP Units") and mortgage debt assumption. The Class C OP Units bear a preferred annual distribution rate of $1.89 per Class C OP Unit until such time as the dividend distribution rate for the Company's Common Stock exceeds $1.89 at which time the distribution rate on the Class C OP Units shall equal the distribution rate on the Company's Common Stock. In addition, the holders of the Class C OP Units are entitled to receive additional OP Units if the Company's Common Stock (as reported on the NYSE) is not trading at or above $30 per share on the anniversary date of the closing of the acquisition. The hotel is leased to AGH Leasing L.P. and managed by American General Hospitality Company, Inc.

                    HOLIDAY INN O'HARE INTERNATIONAL HOTEL
                         NOTES TO FINANCIAL STATEMENTS


     On March 15, 1998 the Company and an affiliate and CapStar Hotel Company ("CapStar") entered into a definitive agreement (the "Merger Agreement") pursuant to which the parties agreed, subject to stockholder approval and other conditions and covenants, to merge as equals (the "Proposed Merger"). Accordingly, no assurance can be given that the Proposed Merger will be consummated. Pursuant to the Merger Agreement, CapStar will spin off (the "Spin-Off") in a taxable transaction, its hotel operations and management business to its current stockholders as a new C-Corporation to be called MeriStar Hotels & Resorts, Inc. ("MeriStar Resorts"). CapStar will subsequently merge with and into the Company, which will qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company will be renamed MeriStar Hospitality Corporation after the Proposed Merger. In a separate transaction, which will close immediately after the closing of the Proposed Merger, MeriStar Resorts will acquire AGH Leasing, L.P. (an affiliate) and American General Hospitality, Inc. which acquisition is a condition to closing the Proposed Merger. If the Proposed Merger is consummated, MeriStar Resorts will become the lessee and manager of all of the Current Hotels currently leased by AGH Leasing and will have a right of first refusal to become the lessee of hotels acquired by the Company in the future except for the Prime Group II Acquisition hotels.

     The Merger Agreement defines the exchange ratios for both the Company and CapStar's stockholders. CapStar stockholders will receive one share each of MeriStar Hospitality Corporation and MeriStar Resorts for each CapStar share owned. The Company's stockholders will receive 0.8475 shares of MeriStar Hospitality Corporation for each share of Common Stock owned. Both exchange ratios are fixed, with no adjustment mechanism.

     The Company expects the Proposed Merger to close in June 1998. The Proposed Merger will be submitted for approval at separate meetings of the stockholders of the Company and CapStar. Prior to such stockholder meetings, the Company will file a registration statement with the SEC registering under the Securities Act of 1933, as amended, the shares of MeriStar Hospitality Corporation to be issued in the Proposed Merger.

                     HOLIDAY INN O'HARE INTERNATIONAL HOTEL
            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                AS OF AND FOR THE PERIOD ENDED DECEMBER 31, 1996

Real estate as of December 31, 1996:
-----------------------------------
                                                                                                          Accumulated
                                                                                                          Depreciation
                                                           Land and     Building and                      Building and
              Description               Encumbrances    Improvements    Improvements         Total        Improvements
              -----------               ------------    ------------    -------------    -------------    ------------

Holiday Inn O'Hare International        $ 22,500,000    $  2,360,000    $  15,563,628    $  17,923,628    $  7,845,899
                                        ------------    ------------    -------------    -------------    ------------

                                        $ 22,500,000    $  2,360,000    $  15,563,628    $  17,923,628    $  7,845,899
                                        ============    ============    =============    =============    ============
Real estate as of December 31, 1996:
-----------------------------------                                                      Life Upon
                                            Net                                             Which
                                         Book Value                      Expected       Depreciation
                                        Building and     Date of         Date of        in Statement
              Description               Improvements    Construction     Acquisition     Is Computed
              -----------               ------------    ------------     -----------    -------------

Holiday Inn O'Hare International        $  7,717,729        1975             1998         15-45 Yrs.
                                        ------------

                                        $  7,717,729
                                        ============



Reconciliation of Real Estate:
-----------------------------
   Balance at December 31, 1995.................. $ 17,380,579

     Additions...................................      543,049
                                                  ------------

   Balance at December 31, 1996.................. $ 17,923,628
                                                  ============


Reconciliation of Accumulated Depreciation:
------------------------------------------
   Balance at December 31, 1995.................. $  7,361,564

     Depreciation................................      484,335
                                                  ------------

   Balance at December 31, 1996.................. $  7,845,899
                                                  ============

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997


     The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the Company had completed (i) the sale of 495,700 and 118,972 shares of Common Stock on January 2, 1998 and January 15, 1998, respectively, to certain investment funds and separate accounts advised by ABKB/LaSalle Securities Limited Partnership and LaSalle Advisors Limited Partnership (the "ABKB Offering"), (ii) the sale of 1,052,650, 1,095,890 and 362,812 shares of Common Stock on February 18, 1998, February 23, 1998 and February 28, 1998, respectively, through three separate public offerings pursuant to the Shelf Registration (the "UIT Offerings") and (iii) the acquisitions of the Prime Group I Acquisition Hotels, the Potomac Portfolio Acquisition Hotels, the FSA Portfolio Acquisition Hotels, and the Holiday Inn O'Hare International Hotel acquired in the first quarter of 1998 (collectively the "Acquired Hotels") and the acquisition of the Madison and Bloomington hotel acquisitions (collectively the "Proposed Acquisition Hotels") as of January 1, 1997. The Acquired Hotels, the Proposed Acquisition Hotels, and the hotels owned at December 31, 1997 are collectively referred to herein as the Hotels. The Pro Forma Consolidated Balance Sheet does not include the effects of the Proposed Merger with CapStar or the acquisition of the Prime Group II Acquisition Hotels.

     In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

     The following unaudited Pro Forma Consolidated Balance Sheet is derived from the Company's Consolidated Balance Sheet as of December 31, 1997 and should be read in conjunction with the financial statements filed with American General Hospitality Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     The following Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of December 31, 1997, nor does it purport to represent the future financial position of American General Hospitality Corporation.

                   AMERICAN GENERAL HOSPITALITY CORPORATION
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997
                                  (UNAUDITED)


                                                                                   PROPOSED           ABKB
                                                   COMPANY        ACQUIRED        ACQUISITION      OFFERING AND
                                                  HISTORICAL       HOTELS            HOTELS        UIT OFFERINGS      COMBINED
                                                     (A)            (B)                (B)              (C)           PRO FORMA
                                                  -----------   ------------      ------------    ---------------    -----------
           ASSETS
Investment in hotel properties, net...........   $569,589,828  $492,880,681 (D)  $15,741,000 (D)                    $1,078,211,509
Cash and cash equivalents.....................        800,255                                                              800,255
Restricted cash...............................        765,048                                                              765,048
Accounts receivable, net......................      7,999,122                                                            7,999,122
Investment in PSS I, Inc......................                    4,865,422 (L)                                          4,865,422
Mortgage note receivable - PSS I, Inc.........                   43,509,048 (M)                                         43,509,048
Deferred expenses, net........................      4,037,825     1,499,900 (E)                                          5,537,725
Other assets..................................      1,661,650                                                            1,661,650
Notes receivable - Lessee.....................        234,321                                                              234,321
                                                 ------------  ------------      -----------     ------------       --------------
     Total assets.............................   $585,088,049  $542,755,051      $15,741,000                        $1,143,584,100
                                                 ============  ============      ===========     ============       ==============
  LIABILITIES AND SHAREHOLDERS'
           EQUITY
Debt..........................................   $ 36,140,059  $ 31,991,130 (F)                  $ (8,218,755)  (F)     59,912,434
Debt, Line of Credit..........................     41,312,177   460,923,725 (G)  $15,741,000 (G)  (73,585,413)  (G)    444,391,489
Distributions payable.........................      9,352,973                                                            9,352,973
Accounts payable, trade, accrued
  expenses and other liabilities..............     11,676,685                                                           11,676,685
Minority interest in Operating Partnership....     43,356,608     5,519,501 (H)                    36,577,381   (K)     85,453,490
                                                 ------------  ------------      -----------     ------------       --------------
     Total liabilities........................    141,838,502   498,434,356       15,741,000      (45,226,787)         610,787,071
                                                 ------------  ------------      -----------     ------------       --------------
Common stock..................................        211,823                                          31,260   (J)        243,083
Additional paid-in capital....................    447,573,312    44,320,695 (I)                    45,195,527   (K)    537,089,534
Unearned officers' compensation...............       (724,792)                                                            (724,792)
Earnings in excess of distributions...........     (3,810,796)                                                          (3,810,796)
                                                 ------------  ------------      -----------     ------------       --------------
     Total shareholders' equity...............    443,249,547    44,320,695                        45,226,787          532,797,029
                                                 ------------  ------------      -----------     ------------       --------------
     Total liabilities and shareholders'
       equity.................................   $585,088,049  $542,755,051      $15,741,000                        $1,143,584,100
                                                 ============  ============      ===========     ============       ==============

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(A) Represents the historical balance sheet of the Company as of December 31, 1997.


(B) Acquired Hotels - represents the acquisition of the hotels acquired by the Company through March 31, 1998, including estimated closing costs. The acquisitions were financed through borrowings under the Company's two unsecured credit facilities with an aggregate principal amount of $600 million (the "Credit Facilities"), the assumption of indebtedness of approximately $32.0 million and the issuance of 1,826,843 units of limited partnership interests of Operating Partnership ("OP Units") valued at approximately $49.8 million. Additionally, franchise transfer costs of $1,499,900 related to the Acquired Hotels were estimated.

     Proposed Acquisition Hotels represents the acquisition of the hotels, including closing costs, to be acquired by the Company, which are currently under contract. The acquisitions are to be financed through borrowings under the Company's Credit Facilities. The Proposed Acquisition Hotels include the Madison Hotel and the Select Inn Bloomington.

(C) Represents the net proceeds and related allocation to minority interest in connection with (i) the sale of 495,700 and 118,972 shares of Common Stock on January 2, 1998 and January 15, 1998, respectively, to certain investment funds and separate accounts advised by ABKB/LaSalle Securities Limited Partnership and LaSalle Advisors Limited Partnership (the "ABKB Offering") and (ii) the sale of 1,052,650, 1,095,890 and 362,812 shares of Common Stock on February 18, 1998, February 23, 1998 and February 28,1998, respectively, through three separate public offerings pursuant to the Shelf Registration (the "UIT Offerings").

(D) Represents the increase resulting from the purchase of the following Acquired Hotels and Proposed Acquisition Hotels, including estimated closing costs (the purchase includes only the land, building and improvements and furniture, fixtures and equipment):


     Purchase of Acquired Hotels, including closing costs:
          Potomac Portfolio Acquisition Hotels and the Holiday Inn O'Hare
           International Airport Hotels                                                                    $  121,132,029
          FSA Portfolio Acquisition Hotels (1)                                                                225,369,286
          Prime Group I Acquisition Hotels                                                                    146,379,366
                                                                                                    ---------------------

          Total increase due to the purchase of the Acquired Hotels                                           492,880,681
                                                                                                    ---------------------

     Purchase of the Proposed Acquisition Hotels, including closing costs:
          Madison Hotel                                                                                        12,161,000
          Select Inn Bloomington                                                                                3,580,000
                                                                                                    ---------------------

          Total increase due to the purchase of the Proposed Acquisition Hotels                                15,741,000
                                                                                                    ---------------------

     Total increase due to the purchase of the Acquired Hotels and the Proposed
          Acquisition Hotels                                                                               $  508,621,681
                                                                                                    =====================



(1) Includes nine of the thirteen FSA Portfolio Acquisition Hotels. The remaining four were acquired by a preferred stock subsidiary of the Company as discussed on footnote (L).

     The allocation of the Acquired Hotels' and Proposed Acquisition Hotels' purchase price to the assets acquired consists of the following:

                                                                                   Proposed
                                                          Acquired                Acquisition
                                                           Hotels                   Hotels                     Total
                                                      ----------------          ---------------          ---------------
     Land                                                 $ 44,913,163              $ 1,574,100             $ 46,487,263
     Building and improvements                             401,451,332               12,739,020              414,190,352
     Furniture, fixtures and equipment                      46,516,186                1,427,880               47,944,066
                                                      ----------------          ---------------          ---------------

                                                          $492,880,681              $15,741,000             $508,621,681
                                                      ================          ===============          ===============

(E) The increase represents the estimated franchise transfer costs relating to the Acquired Hotels. There are no estimated franchise transfer costs for the Proposed Acquisition Hotels.

(F) Represents the following mortgage indebtedness assumed on three of the Acquired Hotels.

      First mortgage note payable in monthly installments at a fixed rate of
       10.5%; maturing in December 2004, at which time a balloon payment of approximately $4.1 million will be due and payable; collateralized by
       the Crowne Plaza Portland.............................................            $ 5,306,545

      First mortgage note payable in monthly installments at a fixed rate of
       10.5%; maturing in December 2004, at which time a balloon payment of approximately $3.9 million will be due and payable; collateralized by
       the Ramada Plaza Shelton..............................................              4,928,286

      First mortgage note payable in monthly installments at a fixed rate of
       9.0%; maturing on January 1, 2012; collateralized by the Holiday Inn
       O'Hare International Airport..........................................             21,756,299
                                                                                 -------------------

      Total mortgage indebtedness assumed with the purchase of the Acquired
       Hotels                                                                            $31,991,130
                                                                                 ===================


     Also represents repayment of the mortgage indebtedness on the Radisson Hotel Arlington Heights of $8,218,755, which matured on February 28, 1998 and was repaid with the net proceeds of the February 27, 1998 public offering.

     Aggregate annual principal payments for the Company's pro forma mortgage indebtedness at December 31, 1997 are as follows.

                              Year                                     Amount
          --------------------------------------------------     -----------------
          1998*.............................................           $ 1,826,158
          1999..............................................             1,995,513
          2000..............................................             2,184,148
          2001..............................................             6,124,457
          2002..............................................            10,343,014
          2003 and thereafter...............................            37,439,144
                                                                 -----------------

          Aggregate annual principal payments...............           $59,912,434
                                                                 =================

     * The aggregate annual principal payments for 1998 does not include the repayment of the mortgage indebtedness on the Radisson Hotel Arlington Heights of $8,218,755 which matured on February 28, 1998.

(G) Represents the borrowings made under the Company's Credit Facilities for the acquisitions of the Acquired Hotels and the net proceeds from the ABKB Offering and the UIT Offerings. The Company intends to finance the Proposed Acquisition Hotels with its current Credit Facilities.

     Borrowings to purchase the Acquired Hotels
              Potomac Portfolio Acquisition Hotels and the Holiday Inn O'Hare International
               Airport Hotel                                                                                 $ 63,089,786
              FSA Portfolio Acquisition Hotels (see Footnote D)                                               225,765,986
              Investment in PSS I, Inc.  (see Footnote L)                                                      48,964,118
              Prime Group I Acquisition Hotels                                                                123,103,835
                                                                                                    ---------------------

          Total borrowings to purchase the Acquired Hotels                                                    460,923,725
                                                                                                    ---------------------

     Borrowings to purchase the Proposed Acquisition Hotels
              Madison Hotel                                                                                    12,161,000
              Select Inn Bloomington                                                                            3,580,000
                                                                                                    ---------------------

          Total borrowings to purchase the Proposed Acquisition Hotels                                         15,741,000
                                                                                                    ---------------------

     Net proceeds from the ABKB Offering, and the UIT Offerings
              ABKB Offering                                                                                   (15,499,569)
              UIT Offerings                                                                                   (66,304,599)
              Repayment of Radisson Hotel Arlington Heights debt (see Footnote F)                               8,218,755
                                                                                                    ---------------------

          Total net proceeds from equity offerings                                                            (73,585,413)
                                                                                                    ---------------------

     Net change                                                                                              $403,079,312
                                                                                                    =====================



(H) Represents the recognition of minority interest of 12.1% and 13.8% in the Operating Partnership for the historical and pro forma period, respectively.

(I) Represents the value associated with the issuance of 518,437 OP Units on January 8, 1998 for the acquisition of the Prime Group I Acquisition Hotels and 1,308,406 OP Units on February 3, 1998 for the acquisition of the Holiday Inn O'Hare International Airport hotel.

(J) Represents the $0.01 par value of (i) the 495,700 and the 118,972 shares of Common Stock issued in connection with the ABKB Offering, and (ii) the 1,052,650, 1,095,890 and 362,812 shares of Common Stock issued through the UIT.

(K) Represents the following net proceeds from the ABKB Offering, the UIT Offerings and the Pro Forma 1998 Offering after allocation to minority interest.

     Net proceeds from the ABKB Offering, and the UIT Offerings
        ABKB Offering                                                  $ 15,499,569
        UIT Offerings                                                    66,304,599
        Allocation to minority interest                                 (36,577,381)
        $0.01 par value of Common Stock issued                              (31,260)
                                                                 ------------------

     Net change                                                        $ 45,195,527
                                                                 ==================


(L) Represents the Company's investment in PSS I, Inc., a preferred stock subsidiary, that owns four of the FSA Portfolio Acquisition Hotels which are slated for sale. PSS I, Inc. purchased the four hotels on February 22, 1998.

(M) Represents the mortgage notes receivable the Company has from PSS I, Inc. The notes bear interest at a rate of 12% per annum, payable in monthly installments of interest only.

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                     PRO FORMA CONSOLIDATED BALANCE SHEET

                                MARCH 31, 1998


     The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the Company had completed the acquisition of the 2 pending hotel acquisitions (the "Proposed Acquisition Hotels", together with the hotels owned at March 31, 1998, the "Hotels") including the Madison Hotel Acquisition and the Select Inn Bloomington as of March 31, 1998. The Pro Forma Consolidated Balance Sheet does not include the effects of the Proposed Merger with CapStar or the acquisition of the Prime Group II Acquisition Hotels.

     In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

     The following unaudited Pro Forma Consolidated Balance Sheet is derived from the Company's Consolidated Balance Sheet as of March 31, 1998 and should be read in conjunction with the financial statements filed with the American General Hospitality Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     The following Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 1998, nor does it purport to represent the future financial position of American General Hospitality Corporation.

                   AMERICAN GENERAL HOSPITALITY CORPORATION
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1998
                                  (UNAUDITED)


                                                                        PROPOSED
                                               COMPANY                ACQUISITION
                                              HISTORICAL                 HOTELS                  PRO FORMA
                                                  (A)                     (B)                  BALANCE SHEET
                                           -----------------       ------------------       -------------------
                  ASSETS

Investment in hotel properties, net.......   $1,071,107,687             $15,741,000  (C)        $1,086,848,687
Cash and cash equivalents.................          972,619                                            972,619
Restricted cash...........................        3,357,229                                          3,357,229
Participating Lease receivable - Lessee...       17,102,846                                         17,102,846
Investment in PSS I, Inc..................        4,865,422                                          4,865,422
Mortgage note receivable - PSS I, Inc.....       43,509,048                                         43,509,048
Deferred expenses, net....................        5,154,896                                          5,154,896
Other assets..............................        1,788,037                                          1,788,037
Notes receivable  AGH Leasing L.P.........          220,136                                            220,136
                                           -----------------       ------------------       -------------------
     Total assets.........................   $1,148,077,920             $15,741,000             $1,163,818,920
                                           =================       ==================       ===================
     LIABILITIES AND SHAREHOLDERS'
                EQUITY

Debt......................................   $   59,457,735                                     $   59,457,735 (D)
Debt, Credit Facilities...................      442,112,177             $15,741,000(E)             457,853,177
Distributions payable.....................       11,877,198                                         11,877,198
Accounts payable, trade, accrued
  expenses and other liabilities..........       18,912,038                                         18,912,038
Minority interest in Operating Partnership       85,104,033                                         85,104,033
                                           -----------------       ------------------       -------------------
     Total liabilities....................      617,463,181              15,741,000                633,204,181
                                           -----------------       ------------------       -------------------
Shareholders' Equity
Common stock..............................          243,158                                            243,158
Additional paid-in capital................      537,361,152                                        537,361,152
Unearned officers' compensation...........         (878,527)                                          (878,527)
Distributions in excess of earnings.......       (6,111,044)                                        (6,111,044)
                                           -----------------       ------------------       -------------------
     Total shareholders' equity...........      530,614,739                                        530,614,739
                                           -----------------       ------------------       -------------------
     Total liabilities and shareholders'
       equity.............................   $1,148,077,920             $15,741,000             $1,163,818,920
                                           =================       ==================       ===================


  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(A) Represents the historical balance sheet of the Company as of March 31, 1998.

(B) Proposed Acquisition Hotels represent the acquisition of the hotels, including closing costs, to be acquired by the Company, which are currently under contract. The acquisitions are to be financed through borrowings under the Company's Credit Facilities. The Proposed Acquisition Hotels include the Madison Hotel and the Select Inn Bloomington.

(C) Represents the increase resulting from the purchase of the following Proposed Acquisition Hotels, including estimated closing costs (the purchase includes only the land, building and improvements and furniture, fixtures and equipment):

     Purchase of the Proposed Acquisition Hotels, including closing costs:
          Madison Hotel                                                         $     12,161,000
          Select Inn Bloomington                                                       3,580,000
                                                                                ----------------

     Total increase                                                             $     15,741,000
                                                                                ================

     The allocation of the Proposed Acquisition Hotels' purchase price to the assets acquired consists of the following:

                                                                                    Proposed Acquisition
                                                                                           Hotels
                                                                                --------------------------
               Land                                                                    $   1,574,100
               Building and improvements                                                  12,739,020
               Furniture, fixtures and equipment                                           1,427,880
                                                                                --------------------------

                                                                                       $  15,741,000
                                                                                ==========================


(D) Aggregate annual principal payments for the Company's pro forma mortgage indebtedness at March 31, 1998 are as follows.

                                  Year                                 Amount
          -------------------------------------------------    ---------------------
          Remainder of 1998................................          $  1,371,459
          1999.............................................             1,995,513
          2000.............................................             2,184,148
          2001.............................................             6,124,457
          2002.............................................            10,343,014
          2003 and thereafter..............................            37,439,144
                                                               ---------------------

          Aggregate annual principal payments..............          $ 59,457,735
                                                               =====================


(E) The Company intends to finance the acquisition of the Proposed Acquisition Hotels with borrowings under its current Credit Facilities.

     Borrowings to purchase the Proposed Acquisition Hotels
          Madison Hotel                                                 $    12,161,000
          Select Inn Bloomington                                              3,580,000
                                                                        ---------------

     Total borrowings to purchase the Proposed Acquisition Hotels       $    15,741,000
                                                                        ===============

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997


     The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had completed (i) the follow-on primary public offering of 6,368,300 shares of Common Stock (the "1997 Public Offering") on February 7, 1997, (ii) the sale of 2,671,705 shares of Common Stock to certain investment funds and separate accounts advised by ABKB/LaSalle Securities Limited Partnership and LaSalle Advisors Limited Partnership (the "ABKB Offering") between November 1, 1997 and February 15, 1998, (iii) the follow-on primary offering of 4,250,000 shares of Common Stock (the "Second 1997 Offering") on November 13, 1997, (iv) the sale of 1,052,650, 1,095,890 and 362,812 shares of Common Stock on February 18, 1998, February 23, 1998 and February 27, 1998, respectively, issued through three separate public offerings pursuant to the Shelf Registration (the "UIT Offerings") and (v) the acquisitions of the 12 hotels and office building acquired in 1997 and the 15 hotels acquired in 1996 all owned as of December 31, 1997 (collectively the "December 31 Hotels") (vi) and the acquisition of the interests in the Prime Group I Acquisition Hotels, the Potomac Portfolio Acquisition Hotels, the FSA Portfolio Acquisition Hotels, the Holiday Inn O'Hare International Hotel acquired in the first quarter of 1998 (the "Acquired Hotels") and the acquisition of the pending Madison and Bloomington hotel acquisitions (the "Proposed Acquisition Hotels", as of January 1, 1997. The Acquired Hotels, the Proposed Acquistion Hotels and the December 31 Hotels are collectively referred to herein as the "Hotels". The Pro Forma Consolidated Statement of Operations does not include the effects of the Proposed Merger with CapStar of the acquisition of the Prime Group II Acquisition Hotels.

     In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

     The following unaudited Pro Forma Consolidated Statement of Operations is derived from the Company's Consolidated Statements of Operations for the year ended December 31, 1997 and should be read in conjunction with the financial statements filed with American General Hospitality Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.

     The following Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been assuming such transactions had been completed as of January 1, 1997.

                   AMERICAN GENERAL HOSPITALITY CORPORATION
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)


                                                    HISTORICAL        PRO FORMA
                                                    YEAR ENDED       ADJUSTMENTS          ABKB                          PROPOSED
                                                   DECEMBER 31,      DECEMBER 31      OFFERING AND      ACQUIRED      ACQUISITION
                                                       1997            HOTELS         UIT OFFERINGS      HOTELS          HOTELS
                                                       (A)               (B)               (C)             (D)            (D)
                                                 ----------------  ---------------  ----------------- ------------  ---------------
Revenues

   Participating Lease revenue (E)............... $   59,934,337    $   14,258,118                    $ 58,656,030    $  1,026,615
   Office building rental income (F).............      1,205,465         1,134,582
   Interest income (G)...........................        771,955                                         3,672,309
                                                 ----------------  ---------------  ----------------- ------------  ---------------
          Total revenue..........................     61,911,757        15,392,700                      62,328,339       1,026,615
                                                 ----------------  ---------------  ----------------- ------------  ---------------
Expenses
   Depreciation (H)..............................     13,970,289         4,461,303                      19,329,399         612,218
   Amortization (I)..............................      1,105,898           276,719                          86,870
   Real estate and personal property
       Taxes and property insurance (J)..........      7,073,323         1,830,313                       6,022,195          86,416
   Office building operating expense (F).........        596,939           658,611
   General and administrative (K)................      1,999,923                                         1,066,648
   Ground lease expense (L)......................      1,271,639                                         2,012,052
   Amortization on unearned
       officers' compensation....................        125,729
   Interest expense (M)..........................      9,048,898         6,786,345       (18,285,489)   37,841,111       1,180,575
                                                 ----------------  ---------------  ----------------- ------------  ---------------
          Total expenses.........................     35,192,638        14,013,291       (18,285,489)   66,358,275       1,879,209
                                                 ----------------  ---------------  ----------------- ------------  ---------------
   Income before minority interest............... $   26,719,119    $    1,379,409      $ 18,285,489  $ (4,029,936)   $   (852,594)

   Minority interest.............................      3,234,189
                                                 ----------------
   Net income applicable to common
       stockholders.............................. $   23,484,930
                                                 ================
   Net income per basic common share............. $         1.60
                                                 ================
   Weighted average number of basic shares
       of common  stock outstanding..............     14,678,160
                                                 ================
   Net income per diluted common share........... $         1.58
                                                 ================
   Weighted average number of diluted shares
       of common  stock outstanding..............     14,841,343
                                                 ================

                                                     PRO FORMA
                                                     YEAR ENDED
                                                    DECEMBER 31,
                                                        1997
                                                  ----------------
Revenues

   Participating Lease revenue (E)................ $  133,875,100
   Office building rental income (F)..............      2,340,047
   Interest income (G)............................      4,444,264
                                                  ----------------
          Total revenue...........................    140,659,410
                                                  ----------------
Expenses
   Depreciation (H)...............................     38,373,209
   Amortization (I)...............................      1,469,487
   Real estate and personal property
       Taxes and property insurance (J)...........     15,012,247
   Office building operating expense (F)..........      1,255,550
   General and administrative (K).................      3,066,571
   Ground lease expense (L).......................      3,283,691
   Amortization on unearned
      officers' compensation......................        125,729
   Interest expense (M)...........................     36,571,440
                                                  ----------------
          Total expenses..........................     99,157,924
                                                  ----------------
     Income before minority interest.............. $   41,501,486

     Minority interest (O)........................      5,736,262
                                                  ----------------
     Net income applicable to common
      stockholders................................ $   35,765,224
                                                  ================
     Net income per basic common share............ $         1.47
                                                  ================
     Weighted average number of basic shares
    of common  stock outstanding..................     24,275,051
                                                  ================
   Net income per diluted common share............ $         1.46
                                                  ================
   Weighted average number of diluted shares
    of common  stock outstanding..................     24,438,234
                                                  ================

                    AMERICAN GENERAL HOSPITALITY CORPORATION

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(A) Represents the Company's historical statement of operations for the year ended December 31, 1997.


(B) Represents the adjustment necessary to present a statement of operations of the 12 hotels and the office building purchased during 1997 prior to ownership by the Company based on historical balances of the previous owners. The combination of the historical statement of operations presented in (A) and the pro forma statements of operations presented in (B) would be the results of the 27 hotels and the office building owned by the Company as if the Company owned the hotels and the office building as of January 1, 1997.

(C) Represents the adjustment to interest expense as a result of the repayment of borrowings under the Company's Credit Facilities with the net proceeds from the ABKB Offering, the Second 1997 Offering and the UIT Offerings. The adjustment made assumes that the equity transactions were completed as of January 1, 1997.


                                                                                                            Reduction in
                                                     Net proceeds               Interest Rate             interest expense
                                                 --------------------        -------------------        --------------------
     ABKB Offering                                       $ 67,576,019                    7.5000 %                $ 5,068,201
     Second 1997 Offering                                 110,155,000                    7.4844 %                  8,244,443
     UIT Offerings                                         66,304,598                    7.5000 %                  4,972,845
                                                 --------------------                                   --------------------

     Total reduction                                     $244,035,617                                            $18,285,489
                                                 ====================                                   ====================



(D) Acquired Hotels represent the acquisition of the interests in the hotels acquired by the Company through March 31, 1998, including estimated closing costs. The acquisitions were financed through borrowings under the Company's two unsecured credit facilities with an aggregate principal amount of $600 million (the "Credit Facilities"), the assumption of indebtedness of approximately $32.0 million and the issuance of 1,826,843 units of limited partnership interests of Operating Partnership ("OP Units")valued at approximately $49.8 million. Additionally, franchise transfer costs of $1,499,900 related to the Acquired Hotels were estimated.



     Proposed Acquisition Hotels represent the acquisition of the hotels, including closing costs, to be acquired by the Company, which are currently under contract. The acquisitions are to be financed through borrowings under the Company's Credit Facilities. The Proposed Acquisition Hotels include the Madison Hotel and the Select Inn Bloomington.

(E) Represents lease payments from the Lessee to the Operating Partnership pursuant to the Participating Leases calculated on a pro forma basis by applying the rent provisions for the Participating Leases to the revenues of the Hotels. The departmental revenue thresholds in the Participating Leases are seasonally adjusted for interim periods. The Participating Lease payments for the Acquired Hotels and the Proposed Acquisition Hotels are calculated by applying the rent provisions applicable in the first year of the respective leases executed to the historical operating revenues of the hotels prior to the acquisition by the Company.

                                                                                          Excess of
                                                                                        Participating              Total
                                                                                        Rent over Base         Participating
                                                                     Base Rent               Rent                  Rent
                                                                ------------------   -------------------   -------------------
     December 31 Hotels                                                $46,110,810           $28,081,645          $ 74,192,455
                                                                ------------------   -------------------   -------------------

     Base and Participating Lease payments for the Acquired
      Hotels
          Potomac Portfolio Acquisition Hotels and the Holiday
           Inn O'Hare International Airport Hotel
                                                                         9,737,500             4,984,550            14,722,050
          FSA Portfolio Acquisition Hotels                              17,752,496             7,637,738            25,390,234
          Prime Group I Acquisition Hotels                              14,165,875             4,377,871            18,543,746
                                                                ------------------   -------------------   -------------------
          Total for the Acquired Hotels                                 41,655,871            17,000,159            58,656,030
                                                                ------------------   -------------------   -------------------

                                                                                           Excess of
                                                                                         Participating              Total
                                                                                         Rent over Base         Participating
                                                                    Base Rent                 Rent                  Rent
                                                              --------------------   --------------------   -------------------
     Base and Participating Lease payments for the Proposed
      Acquisition Hotels
          Madison Hotel                                                    637,336                      0               637,336
          Select Inn Bloomington                                           389,279                      0               389,279
                                                              --------------------   --------------------   -------------------

          Total for the Proposed Acquisition Hotels                      1,026,615                      0             1,026,615
                                                              --------------------   --------------------   -------------------

                                                                       $88,793,296            $45,081,804          $133,875,100
                                                              ====================   ====================   ===================


(F) Represents the rental income and operating expenses associated with the Houston Office Building, which was acquired by the Company in a portfolio transaction on June 25, 1997.


(G) The adjustment represents the interest income earned on the mortgage notes receivable the Company has from its preferred stock subsidiary, PSS I, Inc. which owns four properties slated for sale. The notes bear interest at a rate of 12% per annum, payable in monthly installments of interest only.


(H) Represents pro forma depreciation on the Operating Partnership's investment in the Hotels. Pro forma depreciation is computed based upon estimated useful lives of 39 years for buildings and improvements and 5 years for furniture, fixtures and equipment. The allocation of the cost of the Hotels is as follows:

                                                                                          Proposed
                                              December 31            Acquired            Acquisition
                                                Hotels                Hotels                Hotels                   Total
                                         -------------------   -------------------   --------------------   ----------------------
     Land                                       $ 46,352,820          $ 44,913,163            $ 1,574,100           $   92,840,083
     Building and improvements                   449,575,286           401,451,332             12,739,020              863,765,638
     Furniture, fixtures and
          equipment                               38,218,668            46,516,186              1,427,880               86,162,734
                                         -------------------   -------------------   --------------------   ----------------------

                                                $534,146,774          $492,880,681            $15,741,000           $1,042,768,455
                                         ===================   ===================   ====================
     Construction in progress                                                                                           53,605,534
     Accumulated depreciation
          December 31, 1997                                                                                            (18,162,480)
                                                                                                            ----------------------
                                                                                                                    $1,078,211,509
                                                                                                            ======================

(I) Represents amortization of deferred loan costs related to the Company's Credit Facilities, amortization of franchise transfer costs and amortization of organizational costs and other deferred expenses. Deferred loan costs are amortized utilizing a method which approximates the interest method over the remaining term of the Credit Facilities. Franchise transfer costs are amortized over the term of the related franchise agreements which approximates 10 years. Organizational costs and other deferred expenses are amortized over terms ranging from 5 to 12 years.

(J) Represents amounts to be paid by the Operating Partnership for real estate and personal property taxes and property insurance. The amounts included were derived from the historical amounts paid with respect to the Hotels adjusted for estimated probable real estate and personal property tax increases.

                                                                                                 Real estate and personal
                                                                                                    property taxes and
                                                                                                    property insurance
                                                                                                 ------------------------
       Real estate and personal property taxes and property insurance for the Acquired
       Hotels
           Potomac Portfolio Acquisition Hotels and the Holiday Inn O'Hare International
            Airport Hotel                                                                                      $1,925,086
           FSA Portfolio Acquisition Hotels                                                                     2,919,385
           Prime Group I Acquisition Hotels                                                                     1,177,724
                                                                                                 ------------------------

           Total real estate and personal property taxes and property insurance for the
            Acquired Hotels                                                                                     6,022,195
                                                                                                 ------------------------

       Real estate and personal property taxes and property insurance for the Proposed
       Acquisition Hotels                                                                                          86,416
                                                                                                 ------------------------

           Total Acquired Hotels and  Proposed Acquisition Hotels                                              $6,108,611
                                                                                                 ========================


(K) Represents estimated general and administrative expenses to be paid or reimbursed to the Company by the Operating Partnership. The following annual general and administrative expenses are based on historical general and administrative expenses as well as estimated expenses associated with the increased size of the Company based on current and planned employee additions, approved bonus programs and increased professional fees.

          Salaries and wages (including directors fees)                       $1,664,000
          Professional fees                                                      474,000
          Taxes, fees and related                                                200,000
          Directors' and officers' insurance                                     120,000
          Allocated rent supplies and other                                      103,000
          Other operating expenses                                               505,571
                                                                   ---------------------

                                                                              $3,066,571
                                                                   =====================


(L) Represents the amounts to be paid by the Operating Partnership for ground leases underlying the properties. Seven of the Hotels are subject to ground leases with third parties with respect to the land underlying each such hotel. The ground leases are triple net leases which required the tenant to pay all expenses of owning and operating the hotel, including real estate taxes and structural maintenance and repair. One other hotel is subject to a ground lease with the state of Florida for certain offshore real property accessible by the guests of the hotel.

     Minimum future rental payments for all the ground leases to be paid by Company at December 31, 1997 are as follows:



          Year                                                     Amount
          ----------------------------------------------------     ---------------------
          1998................................................               $ 1,187,191
          1999................................................                 1,187,191
          2000................................................                 1,187,191
          2001................................................                 1,187,191
          2002................................................                 1,224,691
          2003 and thereafter.................................                75,815,042
                                                                   ---------------------

          Minimum future rental payments                                     $81,788,497
                                                                   =====================

(M) Represents pro forma interest expense on the following debt for the year ended December 31, 1997:

     December 31 Hotels
          Holiday Inn Select DFW Airport South (1)                                                     $  1,213,683
          Courtyard by Marriott Meadowlands (2)                                                             381,333
          DoubleTree Guest Suites Atlanta (3)                                                               927,289
          Radisson Hotel Arlington Heights (4)                                                              616,407
          Credit Facilities                                                                              12,696,531
                                                                                           ------------------------
                                                                                                         15,835,243
                                                                                           ------------------------
     Acquired Hotels
          Crowne Plaza Portland (5)                                                                         557,187
          Ramada Plaza Shelton (6)                                                                          517,470
          Holiday Inn O'Hare International Airport (7)                                                    2,066,848
          Credit Facilities - Potomac Portfolio Acquisition Hotels and the Holiday Inn
           O'Hare International Airport                                                                   4,794,561
          Credit Facilities - FSA Portfolio Acquisition Hotels                                           20,672,257
          Credit Facilities - Prime Group I Acquisition Hotels                                            9,232,788
                                                                                           ------------------------
                                                                                                         37,841,111
                                                                                           ------------------------
     Proposed Acquisition Hotels
          Credit Facilities - Madison Hotel                                                                 912,073
          Credit Facilities - Select Inn Bloomington                                                        268,500
                                                                                                          1,180,575
                                                                                           ------------------------
     Equity offerings
          ABKB Offering                                                                                  (5,068,201)
          Second 1997 Offering                                                                           (8,244,443)
          UIT Offerings                                                                                  (4,972,845)
                                                                                                        (18,285,489)
                                                                                           ------------------------

     Total pro forma interest expense                                                                  $ 36,571,440
                                                                                           ========================

(1) First mortgage note payable in monthly installments including interest at the fixed rate of 8.75%; maturing on February 1, 2011 at which time a balloon payment of approximately $6,120,000 will be due and payable; collateralized by the Holiday Inn Select Dallas DFW Airport South

(2) First mortgage note payable in monthly installments including interest at the fixed rate of 7.5%; maturing on December 1, 2001 at which time a balloon payment of approximately $3,985,000 will be due and payable; collateralized by the Courtyard by Marriott Meadowlands

(2) Construction loan payable in monthly installments including interest at the fixed rate of 7.89%; maturing on January 1, 2001; collateralized by the Courtyard by Marriott Meadowlands

(3) First mortgage note payable in monthly installments at a fixed rate of 9.75%; maturing on July 1, 2002, at which time a balloon payment of approximately $8,200,000 will be due and payable; collateralized by the DoubleTree Guest Suites Atlanta

(4) One year first mortgage note payable in monthly installments of interest only at a fixed rate of 7.5%; collateralized by the Radisson Hotel Arlington Heights; matured on February 28, 1998, at which time the balance of $8,218,755 was paid

(5) First mortgage note payable in monthly installments at a fixed rate of 10.5%; maturing in December 2004, at which time a balloon payment of approximately $4.1 million will be due and payable; collateralized by the Crowne Plaza Portland

(6) First mortgage note payable in monthly installments at a fixed rate of 10.5%; maturing in December 2004, at which time a balloon payment of approximately $3.9 million will be due and payable; collateralized by the Ramada Plaza Shelton

(7) First mortgage note payable in monthly installments at a fixed rate of 9.0%; maturing on January 1, 2012; collateralized by the Holiday Inn O'Hare International Airport

          On February 13, 1998 the Company replaced its $300 million secured line of credit with two new unsecured credit facilities in the aggregate principal amount of $600 million (collectively, the "Credit Facilities"). The Credit Facilities have a three-year term and bear interest based upon the 30-day, 60-day or 90-day LIBOR (5.6875%, 5.6875% and 5.7109% as of
     March 31, 1998) at the option of the Company, plus an applicable margin for all or part of the Facilities (the "Margins"). The Margins, which are adjusted on a quarterly basis, range from 1.40% per annum to 2.0% per annum, based upon certain leverage ratios. As of March 31, 1998 the Margins were 1.875% per annum.


(N) Calculated at 12.1% for the historical period ended December 31, 1997 and as 13.8% for the pro forma periods presented.

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                     FOR THE QUARTER ENDED MARCH 31, 1998


     The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had completed (i) the follow-on primary public offering of 6,368,300 shares of Common Stock (the "1997 Public Offering") on February 7, 1997, (ii) the sale of 2,671,705 shares of Common Stock to certain investment funds and separate accounts advised by ABKB/LaSalle Securities Limited Partnership and LaSalle Advisors Limited Partnership (the "ABKB Offering") between November 1, 1997 and February 15, 1998, (iii) the follow-on primary offering of 4,250,000 shares of Common Stock (the "Second 1997 Offering") on November 13, 1997, (iv) the sale of 1,052,650, 1,095,890 and 362,812 shares of Common Stock on February 18, 1998, February 23, 1998 and February 27, 1998, respectively, issued through three separate public offerings pursuant to the Shelf Registration (the "UIT Offerings") and (v) the acquisitions of the interests in 26 hotels acquired in the first quarter of 1998, 12 hotels and office building acquired during 1997 and 15 hotels acquired during 1996 all owned as of March 31, 1998 (the "March 31 Hotels") and the acquisition of the 2 pending hotel acquisitions (the "Proposed Acquisition Hotels", together with the March 31 Hotels, the "Hotels") including the Madison Hotel Acquisition and the Select Inn Bloomington as of January 1, 1997. The Pro Forma Consolidated Statement of Operations does not include the effects of the Proposed Merger with CapStar or the acquisition of the Prime Group II Acquisition Hotels.

     In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

     The following unaudited Pro Forma Consolidated Statement of Operations is derived from the Company's Consolidated Statements of Operations for the quarter ended March 31, 1998 and should be read in conjunction with the financial statements filed with American General Hospitality Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     The following Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been assuming such transactions had been completed as of January 1, 1997.

                   AMERICAN GENERAL HOSPITALITY CORPORATION
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)

                                          HISTORICAL           ACQUIRED
                                         THREE MONTHS           HOTELS            PROPOSED       ABKB OFFERING
                                            ENDED              PRO FORMA         ACQUISITION        AND UIT
                                        MARCH 31, 1998        ADJUSTMENTS          HOTELS          OFFERINGS         COMBINED PRO
                                             (A)                  (B)               (C)               (D)                FORMA
                                         ---------------      --------------     ------------    ---------------    --------------
Revenues

   Participating Lease revenue (E)....... $   31,248,960      $   4,903,130      $   338,258                        $   36,490,348
   Office building rental income (F).....        817,693                                                                   817,693
   Interest income (G)...................        710,874            560,593                                              1,271,467
                                          --------------      --------------     ------------    ---------------    --------------
          Total revenue..................     32,777,527          5,463,723          338,258                            38,579,508
                                          --------------      --------------     ------------    ---------------    --------------
Expenses

   Depreciation (H)......................      8,603,977          1,122,304          153,054                             9,879,335
   Amortization (I)......................        442,253             16,347                                                458,600
   Real estate and personal property
    taxes and property insurance (J).....      3,187,435            672,212           86,416                             3,946,063
   Office building operating expense (F).        370,090                                                                   370,090
   General and administrative............        757,246                                                                   757,246
   Ground lease expense (K)..............        626,745            672,577                                              1,299,322
   Amortization of unearned
      officers' compensation.............         52,988                                                                    52,988
   Merger expenses (L)...................      2,100,000                                                                 2,100,000
   Interest expense (M)..................      7,344,834          2,665,844          295,144            (722,659)        9,583,163
                                          --------------      --------------     ------------    ---------------    --------------
       Total expenses....................     23,485,568          5,149,284          534,614            (722,659)       28,446,807
                                          --------------      --------------     ------------    ---------------    --------------

   Income before minority interest.......      9,291,959            314,439         (196,356)            722,659        10,132,701

   Minority interest (N).................      1,197,190                                                                 1,400,524
                                          --------------                                                            --------------
   Net income applicable to common
       stockholders...................... $    8,094,769                                                            $    8,732,177
                                          ==============                                                            ==============
   Net income per basic common share..... $         0.35                                                            $         0.36
                                          ==============                                                            ==============
   Weighted average number of
       basic shares of Common Stock
       outstanding.......................     22,807,034                                                                24,270,320
                                          ==============                                                            ==============
   Net income per diluted common share... $         0.35                                                            $         0.36
                                          ==============                                                            ==============

   Weighted average number of diluted
       shares of Common Stock
       outstanding.......................     23,032,863                                                                24,496,149
                                          ==============                                                            ==============

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                   AMERICAN GENERAL HOSPITALITY CORPORATION

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(A) Represents the Company's historical statement of operations for the year ended March 31, 1998.

(B) Represents the adjustment necessary to present a statement of operations of the 26 hotels purchased during the first quarter of 1998 prior to the ownership by the Company based on historical balances of the previous owners. The combination of the historical statement of operations presented in (A) and the pro forma statements of operations presented in (B) would be the results of the 53 hotels owned by the Company as if the Company owned the hotels as of January 1, 1997.


(C) Proposed Acquisition Hotels represent the acquisition of the hotels, including closing costs, to be acquired by the Company, which are currently under contract. The acquisitions are to be financed through borrowings under the Company's Credit Facilities. The Proposed Acquisition Hotels include the Madison Hotel and the Select Inn Bloomington.

(D) Represents the adjustment to interest expense for the quarter as a result of the repayment of borrowings under the Company's Credit Facilities with the net proceeds from the ABKB Offering and the UIT Offerings. The adjustment made are for the time prior to the consummation of the equity transaction only.


                                                                                                      Reduction in
                                                                                                    interest expense
                                                                                                    for time prior to
                                                 Net proceeds                Interest Rate            consummation
                                               ----------------            -----------------        -----------------
     ABKB Offering                              $  67,576,019                         7.5 %                $  25,833
     UIT Offerings                                 66,304,598                         7.5 %                  696,826
                                               ----------------                                     -----------------

     Total                                        133,880,617                                              $ 722,659
                                               ==============                                       =================



(E) Represents lease payments from the Lessee to the Operating Partnership pursuant to the Participating Leases calculated on a pro forma basis by applying the rent provisions for the Participating Leases to the revenues of the Hotels. The departmental revenue thresholds in the Participating Leases are seasonally adjusted for interim periods. The Participating Lease payments for the Proposed Acquisition Hotels are calculated by applying the rent provisions applicable in the first year of the respective leases to the historical operating revenues of the hotels prior to the acquisition by the Company.

                                                                                         Excess of
                                                                                       Participating           Total
                                                                                       Rent over Base      Participating
                                                                    Base Rent               Rent               Rent
                                                                ------------------   ------------------  -----------------
     March 31 Hotels                                                 $ 22,755,423       $ 13,396,667       $ 36,152,090
                                                                ------------------   ------------------  -----------------

     Base and Participating Lease payments for the Proposed
      Acquisition Hotels
          Madison Hotel                                                   238,997                  0            238,997
          Select Inn Bloomington                                           99,261                  0             99,261
                                                                ------------------   ------------------  -----------------

          Total for the Proposed Acquisition Hotels                       338,258                  0            338,258
                                                                ------------------   ------------------  -----------------

                                                                     $ 23,093,681       $ 13,396,667       $ 36,490,348
                                                                ==================   ==================  =================

(F) Represents the rental income and operating expenses associated with the Houston Office Building, which was acquired by the Company in a portfolio transaction on June 25, 1997.


(G) The adjustment represents the interest income earned on the mortgage notes receivable the Company has from PSS I, Inc. The notes bear interest at a rate of 12% per annum, payable in monthly installments of interest only. PSS I, Inc. is a preferred stock subsidiary which owns four properties which are slated for sale.

(H) Represents pro forma depreciation on the Operating Partnership's investment in the Hotels. Pro forma depreciation is computed based upon estimated useful lives of 39 years for buildings and improvements and 5 years for furniture, fixtures and equipment. The allocation of the cost of the Hotels is as follows.


                                                                                 Proposed
                                                    March 31 Hotels         Acquisition Hotels            Total
                                                  -------------------     ----------------------    -----------------
     Land                                              $   91,294,896              $   1,574,100      $    92,868,996
     Building and improvements                            865,894,477                 12,739,020          878,633,497
     Furniture, fixtures and equipment
                                                           91,557,219                  1,427,880           92,985,099
                                                  -------------------     ----------------------    -----------------

                                                       $1,048,746,592              $  15,741,000      $ 1,064,487,592
                                                  ===================     ======================
     Construction in progress                                                                              49,176,932
     Accumulated depreciation as of
         March 31, 1998                                                                                   (26,815,837)
                                                                                                     ----------------
                                                                                                      $ 1,086,848,687
                                                                                                     ================


(I) Represents amortization of deferred loan costs related to the Company's Credit Facilities, amortization of franchise transfer costs and amortization of organizational costs and other deferred expenses. Deferred loan costs are amortized utilizing a method which approximates the interest method over the remaining term of the Credit Facilities. Franchise transfer costs are amortized over the term of the related franchise agreements which approximates 10 years. Organizational costs and other deferred expenses are amortized over terms ranging from 5 to 12 years.

(J) Represents amounts to be paid by the Operating Partnership for real estate and personal property taxes and property insurance. The amounts included were derived from the historical amounts paid with respect to the Hotels adjusted for estimated probable real estate and personal property tax increases.


                                                                                               Real estate and personal
                                                                                                  property taxes and
                                                                                                  property insurance
                                                                                             ----------------------------
     Real estate and personal property taxes and property insurance for the Proposed
      Acquisition Hotels                                                                                    $      86,416
                                                                                             ============================



(K) Represents the amounts to be paid by the Operating Partnership for ground leases underlying the properties. Eight of the Hotels are subject to ground leases with third parties with respect to the land underlying each such hotel. The ground leases are triple net leases which required the tenant to pay all expenses of owning and operating the hotel, including real estate taxes and structural maintenance and repair. The Westin Ley Largo is subject to a ground lease related to the bay bottom area fronting the property.

     Minimum future rental payments for all the ground leases to be paid by Company at March 31, 1998 are as follows:


               Year                                                                       Amount
               ---------------------------------------------------------------------      --------------------------
               1998.................................................................                  $      890,394
               1999.................................................................                       1,187,191
               2000.................................................................                       1,187,191
               2001.................................................................                       1,187,191
               2002.................................................................                       1,224,691
               2003 and thereafter..................................................                      75,815,042
                                                                                          --------------------------

               Minimum future rental payments                                                         $   81,491,700
                                                                                          ==========================


(L) Represents the merger expenses recorded in the first quarter of 1998 relating to the Proposed Merger with CapStar Hotel Company. The merger expenses include costs for: Underwriters, legal expenses, accounting and auditing expenses and other miscellaneous costs.

(M) Represents pro forma interest expense on the following debt for the quarter ended March 31, 1998:


                                                                             Pro Forma     Combined Pro
                                                              Historical     Adjustment       Forma
                                                            -------------  -------------- ---------------
     March 31 Hotels
          Holiday Inn Select DFW Airport South (1)           $    298,573                    $    298,573
          Courtyard by Marriott Meadowlands (2)                    90,616                          90,616
          DoubleTree Guest Suites Atlanta (3)                     227,820                         227,820
          Radisson Hotel Arlington Heights (4)                    203,757                         203,757
          Crowne Plaza Portland (5)                               128,211      $   12,382         140,593
          Ramada Plaza Shelton (6)                                119,072          11,499         130,571
          Holiday Inn O'Hare International Airport (7)            324,877         183,720         508,597
          Credit Facilities                                     5,951,908       2,458,243       8,410,151
                                                            -------------  -------------- ---------------
                                                                7,344,834       2,665,844      10,010,678
                                                            -------------  -------------- ---------------
     Proposed Acquisition Hotels
          Credit Facilities - Madison Hotel                                       228,019         228,019
          Credit Facilities - Select Inn Bloomington                               67,125          67,125
                                                                           -------------- ---------------
                                                                                  295,144         295,144
                                                                           -------------- ---------------
     Equity offerings
          ABKB Offering                                                           (25,832)        (25,832)
          UIT Offerings                                                          (696,827)       (696,827)
                                                                           -------------- ---------------
                                                                                 (722,659)       (722,659)
                                                                           -------------- ---------------

     Total interest expense                                  $  7,344,834      $2,238,329    $  9,583,163
                                                            =============  ============== ===============


(1) First mortgage note payable in monthly installments including interest at the fixed rate of 8.75%; maturing on February 1, 2011 at which time a balloon payment of approximately $6,120,000 will be due and payable; collateralized by the Holiday Inn Select Dallas DFW Airport South

(2) First mortgage note payable in monthly installments including interest at the fixed rate of 7.5%; maturing on December 1, 2001 at which time a balloon payment of approximately $3,985,000 will be due and payable; collateralized by the Courtyard by Marriott Meadowlands

(2) Construction loan payable in monthly installments including interest at the fixed rate of 7.89%; maturing on January 1, 2001; collateralized by the Courtyard by Marriott Meadowlands

(3) First mortgage note payable in monthly installments at a fixed rate of 9.75%; maturing on July 1, 2002, at which time a balloon payment of approximately $8,200,000 will be due and payable; collateralized by the DoubleTree Guest Suites Atlanta

(4) One year first mortgage note payable in monthly installments of interest only at a fixed rate of 7.5%; collateralized by the Radisson Hotel Arlington Heights; matured on February 28, 1998, at which time the balance of $8,218,755 was paid

(5) First mortgage note payable in monthly installments at a fixed rate of 10.5%; maturing in December 2004, at which time a balloon payment of approximately $4.1 million will be due and payable; collateralized by the Crowne Plaza Portland

(6) First mortgage note payable in monthly installments at a fixed rate of 10.5%; maturing in December 2004, at which time a balloon payment of approximately $3.9 million will be due and payable; collateralized by the Ramada Plaza Shelton

(7) First mortgage note payable in monthly installments at a fixed rate of 9.0%; maturing on January 1, 2012; collateralized by the Holiday Inn O'Hare International Airport

          On February 13, 1998 the Company replaced its $300 million secured line of credit with two new unsecured credit facilities in the aggregate principle amount of $600 million (collectively, the "Credit Facilities"). The Credit Facilities have a three-year term and bear interest based upon the 30-day, 60-day or 90-day LIBOR (5.6875%, 5.6875% and 5.7109% as of
     March 31, 1998) at the option of the Company, plus an applicable margin for all or part of the Facilities (the "Margins"). The Margins, which are adjusted on a quarterly basis, range from 1.40% per annum to 2.0% per annum, based upon certain leverage ratios. As of March 31, 1998 the Margins were 1.875% per annum.

(N) Calculated at 12.9% for the historical period ended March 31, 1998 and as 13.8% for the pro forma periods presented.

                               AGH LEASING, L.P.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997


     The following unaudited Pro Forma Consolidated Statement of Operations are presented as if the Company had completed the acquisition of the 12 hotels acquired during 1997 and 15 hotels acquired during 1996 all owned as of December 31, 1997 (the "December 31 Hotels") and the 18 hotels acquired in the first quarter of 1998 (the "Acquired Hotels") and the one hotel to be acquired by the Company and leased to AGH Leasing (the "Proposed Acquisition Hotel") (collectively the "AGH Hotels") as of January 1, 1997. The Acquired Hotels include the Potomac Portfolio Acquisition Hotels, the FSA Portfolio Acquisition Hotels, the Holiday Inn O'Hare International Hotel and the Proposed Acquisition Hotel is the Madison Hotel Acquisition. The Pro Forma Consolidated Statement of Operations does not include the effects of the Proposed Merger with CapStar.

     In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

     The following unaudited Pro Forma Consolidated Statement of Operation are derived from AGH Leasing's Consolidated Statements of Operations as of December 31, 1997 and should be read in conjunction with the financial statements filed with American General Hospitality Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.

     The following Pro Forma Consolidated Statement of Operations are not necessarily indicative of what the actual results of operations would have been assuming such transactions had been completed as of January 1, 1997.

                               AGH LEASING, L.P.
                       PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)


                                              HISTORICAL      DECEMBER 31
                                              YEAR ENDED        HOTELS                      PROPOSED    MANAGEMENT
                                              DECEMBER 31,     PRO FORMA      ACQUIRED    ACQUISITION       FEES
                                                 1997         ADJUSTMENTS       HOTELS       HOTEL      ADJUSTMENT      COMBINED
                                                  (A)             (B)            (C)          (C)            (G)        PRO FORMA
                                             --------------  -------------  ------------- ------------  ------------  -------------
Revenues

 Room revenue (D)........................... $  123,965,649  $  27,806,341  $  99,361,895 $  1,379,556                $ 252,513,441
 Food and beverage revenue (D)..............     35,595,835      9,286,459     31,592,242      228,514                   76,703,050
 Other revenue (D)..........................      8,031,070      1,773,070      6,446,925       76,166                   16,327,231
 Minority interest income (E)...............      1,802,558       (139,150)                                               1,663,408
                                             --------------  -------------  ------------- ------------  ------------  -------------
        Total revenue....................... $  169,395,112  $  38,726,720  $ 137,401,062 $  1,684,236                $ 347,207,130
                                             --------------  -------------  ------------- ------------  ------------  -------------
Expenses
 Property operating costs and expenses (F)..     33,894,184      6,754,081     26,658,014      456,500                   67,762,779
 Food and beverage costs and expenses (F)...     27,646,671      6,425,715     24,731,326      135,969                   58,939,681
 General and administrative (F).............     15,871,676      2,978,176     11,792,008      241,768                   30,883,628
 Advertising and promotion (F)..............     12,792,700      2,489,673      8,638,295       68,533                   23,989,201
 Repairs and maintenance (F)................      6,712,883      1,756,796      6,399,372       95,048                   14,964,099
 Utilities (F)..............................      7,258,674      1,532,149      6,198,780       95,716                   15,085,319
 Management fees (G)........................      1,691,639      1,158,265      2,694,902       42,106     1,767,977      7,354,889
 Franchise costs (H)........................      4,754,285      1,041,672      3,945,161       50,095                    9,791,213
 Depreciation...............................         63,000                                                                  63,000
 Amortization (I)...........................         40,997                                                                  40,997
 Interest expense...........................         26,808        237,256                                                  264,064
 Other expense..............................        158,113        173,116         79,997                                   411,226
 Participating Lease expenses (J)...........     59,934,337     14,258,118     45,298,537      637,336                  120,128,328
                                             --------------  -------------  ------------- ------------  ------------  -------------
        Total expenses......................    170,845,967     38,805,017    136,436,392    1,823,071     1,767,977    349,678,424
                                             --------------  -------------  ------------- ------------  ------------  -------------
        Net income (loss)................... $   (1,450,855) $     (78,297) $     964,670 $   (138,835) $ (1,767,977) $  (2,471,294)
                                             ==============  =============  ============= ============  ============  =============

                               AGH LEASING, L.P.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

     The pro forma consolidated statement of operations of AGH Leasing, L.P. ("AGH Leasing") include the results of operations of the 46 hotels leased from the American General Hospitality Operating Partnership, L.P. (the "Operating Partnership") due to AGH Leasing's control over the operations of the hotels during the twelve-year term of the Participating Leases. AGH Leasing has complete discretion in establishing room rates and all rates for hotel goods and services. Likewise, all operating expenses of the hotels are under the control of AGH Leasing. AGH Leasing has the right to manage or to enter into management contracts with other parties to manage the hotels. If AGH Leasing elects to enter into management contracts with parties other than American General Hospitality, Inc. ("AGHI"), AGH Leasing must obtain the prior written consent of the Company, which consent may not be unreasonably withheld.

     AGH Leasing's results of operations are seasonal. Generally, hotel revenue is greater in the second and third quarters of a calendar year, although this may not be true for hotels in major tourist destinations. With the Company's acquisition and subsequent leasing of the FSA Portfolio Acquisition Hotels, which include several hotels in tourist destinations, the AGH Hotels may now produce greater revenues in the first and second quarters.

(A) Represents the Company's historical statement of operations for the year ended December 31, 1997.


(B) Represents the adjustments to present a statement of operations for the 12 hotels acquired by the Company and leased to AGH Leasing during 1997 prior to their acquisition by the Company based on historical balances of the previous owners. The combination of the historical statement of operations presented in column (A) and the pro forma statement of operation presented in column (B) represent the results of operations of the 27 December 31 Hotels as if all of the AGH Hotels were acquired on January 1, 1997 and leased to AGH Leasing pursuant to a Participating Lease since that date.


(C) Acquired Hotels represent the acquisition of the interests in the hotels acquired by the Company and leased to AGH Leasing through March 31, 1998. The Acquired Hotels are leased pursuant to operating leases ("Participating Leases") which provide for rent based on the revenues of the Acquired Hotels. The Acquired Hotels include the FSA Portfolio Acquisition Hotels, the Potomac Portfolio Acquisition Hotels and the Holiday Inn O'Hare International Airport Hotel.


     Proposed Acquisition Hotel represents the acquisition of one hotel, the Madison Hotel, to be acquired by the Company and leased to AGH Leasing pursuant to a Participating Lease.


     The following table reflects summarized information regarding the Acquired
     Hotels:

                                                                                      Potomac Portfolio
                                                                                     Acquisition Hotels
                                                                                     and the Holiday Inn
                                                              FSA Portfolio          O'Hare International
                                                           Acquisition Hotels            Airport Hotel                Total
                                                           --------------------    ------------------------    -------------------
     Total Hotel revenues                                          $ 88,539,197                $ 49,256,403          $ 137,795,600
     Total expenses                                                  70,978,387                  44,146,771            115,125,158
                                                              -----------------    ------------------------    -------------------
     Net income                                                      17,560,810                   5,109,632             22,670,442

     Elimination of historical expenses
          Net income of Select Inn Bloomington                         (392,417)                                          (392,417)
          Management fees                                               570,568                     (11,292)               559,276
          Depreciation                                                7,951,340                   2,703,858             10,655,198
          Amortization                                                                              121,242                121,242
          Real estate and personal property taxes and
           property insurance                                         3,521,192                   1,968,253              5,489,445

          Interest expense                                                                        4,138,093              4,138,093
          Other expense                                               2,678,741                     343,187              3,021,928
                                                              -----------------    ------------------------    -------------------

          Adjusted net income before Participating
           Lease payment                                             31,890,234                  14,372,973             46,263,207

          Participating Lease payment                                30,576,487                  14,722,050             45,298,537
                                                              -----------------    ------------------------    -------------------

     Acquired Hotels adjusted net income                           $  1,313,757                $   (349,077)         $     964,670
                                                              =================    ========================    ===================

(D) Represents historical room, food and beverage and other revenues of the AGH Hotels.

(E) Represents the amount of AGH Leasing's minority interest investment in Twin Towers Leasing, L.P. (the "Twin Towers Lessee", together with AGH Leasing, L.P., "AGH Leasing") which leases the Radisson Orlando Twin Towers hotel from the Operating Partnership. The Twin Towers Lessee is owned 51% by AGH Leasing, which is the sole general partner, and 49% by Regent Carolina Corporation, which is the sole limited partner. Regent Carolina Corporation is not affiliated with the Company, the Operating Partnership or AGH Leasing.


(F)  Represents the historical expenses of the AGH Hotels.

(G) Represents management fees to be incurred under the Management Agreements. The management fees payable to AGHI consist of a base fee of 1.5% of total revenue and an incentive fee of up to 2.0% of total revenue. The incentive fee, if applicable, is equal to 0.025% of annual total revenue for each 0.01% increase in annual total revenues over the total revenues for the preceding twelve month period up to the maximum incentive fee. The payment of the management fees to AGHI by AGH Leasing is subordinate to AGH Leasing's obligations to the Company under the Participating Leases. The full management fee payable during 1997 will be earned only to the extent that AGH Leasing has taxable income equal to or greater than $50,000. If AGH Leasing's taxable net operating income is below $50,000 in 1997, management fees are forfeited by AGHI to increase AGH Leasing's taxable net operating income to $50,000.

                                                                    Base                  Incentive                   Total
                                                               management fee           management fee           management fee
                                                            ---------------------   --------------------   -------------------------
     December 31 Hotels                                               $ 2,849,904                                        $ 2,849,904
     Acquired Hotels
          Potomac Portfolio Acquisition Hotels and the
           Holiday Inn O'Hare International Airport Hotel                 738,846            $   614,955                   1,353,801
          FSA Portfolio Acquisition Hotels                              1,341,101                                          1,341,101
     Proposed Acquisition Hotel
          Madison Hotel                                                    25,263                 16,843                      42,106
     Management fee adjustment                                                                 1,767,977                   1,767,977
                                                            ---------------------   --------------------   -------------------------

     Total management fees                                            $ 4,955,114            $ 2,399,775                 $ 7,354,889
                                                            =====================   ====================   =========================



(H) Represents the historical franchise fees of the AGH Hotels. Franchise fees associated with the hotel conversions are not included in the pro forma statements of operations since other impacts including possible revenue enhancements and operating expense reductions are also not included.

(I) Historical deferred loan costs and the related amortization has been eliminated since AGH Leasing is not expected to incur similar costs. Amortization expense relates to the amortization of organization costs which are being amortized over a 60 month period.

(J) Represents lease payments to the Operating Partnership from AGH Leasing pursuant to the Participating Leases calculated on a pro forma basis by applying the rent provisions of the Participating Leases to the revenues of the AGH Hotels. The departmental thresholds in the Participating Leases are seasonally adjusted for interim periods. The Participating Lease payments for the Acquired Hotels and the Proposed Acquisition Hotel are calculated by applying the rent provisions applicable in the first year of the respective leases executed to the historical operating revenues of the hotels prior to the acquisition by the Company.

                                                                                          Excess of
                                                                                        Participating              Total
                                                                                        Rent over Base         Participating
                                                                     Base Rent               Rent                  Rent
                                                                -----------------   --------------------   -------------------
December 31 Hotels                                                    $46,110,810            $28,081,645          $ 74,192,455
                                                                -----------------   --------------------   -------------------

Base and Participating Lease payments for the
Acquired Hotels
     Potomac Portfolio Acquisition Hotels and the Holiday
        Inn O'Hare International Airport Hotel
                                                                        9,737,500              4,984,550            14,722,050

     FSA Portfolio Acquisition Hotels 9 hotels owned by
        the Company                                                    17,752,496              7,637,735            25,390,231

     FSA Portfolio Acquisition Hotels 4 hotels owned by
        PSS I, Inc.                                                     3,924,955              1,261,301             5,186,266
                                                                -----------------   --------------------   -------------------

     Total Base and Participating Lease payments for the
        Acquired Hotels                                                31,414,951             13,883,586            45,298,537
                                                                -----------------   --------------------   -------------------

Base and Participating Lease payments for the
Proposed Acquisition Hotel
     Madison Hotel                                                        637,336                      0               637,336
                                                                -----------------   --------------------   -------------------

     Total Base and Participating Lease payments for the
      Proposed Acquisition Hotel                                      $78,163,097            $41,965,231          $120,128,328
                                                                =================   ====================   ===================

                               AGH LEASING, L.P.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE QUARTER ENDED MARCH 31, 1998



     The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the 45 hotels which the Company and its affiliates lease to AGH Leasing (the "AGH Leasing March 31 Hotels") and one of the additional hotels to be acquired by the Company and leased to AGH Leasing (the "Proposed Acquisition Hotel", together with AGH Leasing March 31 Hotels, the "AGH Leasing Hotels") were leased pursuant to Participating Leases as of January 1, 1997. The Proposed Acquisition Hotel is the Madison Hotel Acquisition. The Pro Forma Consolidated Statement of Operations does not include the effects of the Proposed Merger with CapStar.

     In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

     The following unaudited Pro Forma Consolidated Statement of Operation are derived from AGH Leasing's Consolidated Statements of Operations as of March 31, 1998 and should be read in conjunction with the financial statements filed with American General Hospitality Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     The following Pro Forma Consolidated Statement of Operations are not necessarily indicative of what the actual results of operations would have been assuming such transactions had been completed as of January 1, 1997.

                               AGH LEASING, L.P.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)

                                                                              AGH LEASING
                                                        HISTORICAL           MARCH 31 HOTELS        PROPOSED
                                                    THREE MONTHS ENDED          PRO FORMA          ACQUISITION
                                                      MARCH 31, 1998           ADJUSTMENTS            HOTEL          COMBINED
                                                            (A)                   (B)                  (C)           PRO FORMA
                                                    --------------------    -------------------    ------------    -------------
Revenues

   Room revenue (D)..............................           $ 58,224,156           $ 10,591,753                     $ 68,815,909
   Food and beverage revenue (D).................             17,367,968              3,125,341                       20,493,309
   Other revenue (D).............................              3,449,076                839,369           3,373        4,291,818
                                                    --------------------    -------------------    ------------    -------------
          Total revenue..........................             79,041,200             14,556,463           3,373       93,601,036
                                                    --------------------    -------------------    ------------    -------------
Expenses

     Property operating cost and expenses (E)....             13,956,762              3,068,333           7,492       17,032,587
     Food and beverage costs and expenses (E)....             12,238,150              2,693,625            (411)      14,931,364
     General and administrative (E)..............              6,315,376              1,486,918          46,447        7,848,741
     Advertising and promotion (E)...............              5,316,895              1,030,001           7,289        6,354,185
     Repairs and maintenance (E).................              2,906,546                735,838           1,135        3,643,519
     Utilities (E)...............................              2,872,937                694,370           9,151        3,576,458
     Management fees (F).........................              1,759,353                311,020                        2,070,373
     Franchise costs (G).........................              2,300,237                409,716                        2,709,953
     Depreciation................................                 15,750                                                  15,750
     Amortization (H)............................                 10,348                                                  10,348
     Interest expense............................                  5,858                                                   5,858
     Other expense...............................                 91,628                 19,500                          111,128
     Participating Lease expense (I).............             28,165,224              5,358,517         238,997       33,762,738
                                                    --------------------    -------------------    ------------    -------------
          Total expenses.........................             75,955,064             15,807,838         310,100       92,073,002
                                                    --------------------    -------------------    ------------    -------------

Net income (loss)................................           $  3,086,136           $(1,251,375)       $(306,727)     $ 1,528,034
                                                    ====================    ===================    ============    =============


  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                               AGH LEASING, L.P.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


     The Pro Forma Consolidated Statement of Operations of AGH Leasing, L.P. ("AGH Leasing") include the results of operations of the 45 hotels leased from the American General Hospitality Operating Partnership, L.P. (the "Operating Partnership") due to AGH Leasing's control over the operations of the hotels during the twelve-year term of the Participating Leases. AGH Leasing has complete discretion in establishing room rates and all rates for hotel goods and services. Likewise, all operating expenses of the hotels are under the control of AGH Leasing. AGH Leasing has the right to manage or to enter into management contracts with other parties to manage the hotels. If AGH Leasing elects to enter into management contracts with parties other than American General Hospitality, Inc. ("AGHI"), AGH Leasing must obtain the prior written consent of the Company, which consent may not be unreasonably withheld.

     AGH Leasing's results of operations are seasonal. Generally, hotel revenue is greater in the second and third quarters of a calendar year, although this may not be true for hotels in major tourist destinations. With the Company's acquisition and subsequent leasing of the FSA Portfolio Acquisition Hotels, which include several hotels in tourist destinations, the AGH Hotels may now produce greater revenues in the first and second quarters.

(A) Represents the Company's historical statement of operations for the year ended March 31, 1998.

(B) Represents the adjustments to present a statement of operations for the 18 hotels acquired by the Company and leased to AGH Leasing during the first quarter of 1998 prior to their acquisition by the Company based on historical balances of the previous owners. The combination of the historical statement of operations presented in column (A) and the pro forma statement of operation presented in column (B) represent the results of operations of the 45 AGH Leasing March 31 Hotels as if all of the AGH Hotels were acquired on January 1, 1997 and leased to AGH Leasing pursuant to a Participating Lease since that date.


(C) Proposed Acquisition Hotel represents the acquisition of one hotel, the Madison Hotel, to be acquired by the Company and leased to AGH Leasing pursuant to a Participating Lease. The Madison Hotel was closed for a complete renovation in September 1997 and is expected to reopen in July 1998.

(D) Represents historical room, food and beverage and other revenues of AGH Hotels.

(E)  Represents the historical expenses of the AGH Hotels.

(F) Represents management fees to be incurred under the Management Agreements. The management fees payable to AGHI consist of a base fee of 1.5% of total revenue and an incentive fee of up to 2.0% of total revenue. The incentive fee, if applicable, is equal to 0.025% of annual total revenue for each 0.01% increase in annual total revenues over the total revenues for the preceding twelve month period up to the maximum incentive fee. The payment of the management fees to AGHI by AGH Leasing is subordinate to AGH Leasing's obligations to the Company under the Participating Leases.

                                                               Base                  Incentive                 Total
                                                          management fee          management fee           management fee
                                                      ---------------------   ---------------------   ----------------------
     AGH Leasing March 31 Hotels                               $  1,403,965              $  666,408             $  2,070,373

     Proposed Acquisition Hotel
          Madison Hotel                                                   0                       0                        0
                                                      ---------------------   ---------------------   ----------------------

     Total management fees                                     $  1,403,965              $  666,408             $  2,070,373
                                                      =====================   =====================   ======================


(G) Represents the historical franchise fees of the AGH Hotels. Franchise fees associated with the hotel conversions are not included in the pro forma statements of operations since other impacts including possible revenue enhancements and operating expense reductions are also not included.

(H) Historical deferred loan costs and the related amortization has been eliminated since AGH Leasing is not expected to incur similar costs. Amortization expense relates to the amortization of organization costs which are being amortized over a 60 month period.

(I) Represents lease payments to the Operating Partnership from AGH Leasing pursuant to the Participating Leases calculated on a pro forma basis by applying the rent provisions of the Participating Leases to the revenues of the AGH Hotels. The departmental thresholds in the Participating Leases are seasonally adjusted for interim periods. The Participating Lease payments for the Acquired Hotels and the Proposed Acquisition Hotel are calculated by applying the rent provisions applicable in the first year of the respective leases to the historical operating revenues of the hotels prior to the acquisition by the Company.

                                                                                  Excess of
                                                                                Participating
                                                                                Rent over Base         Total Participating
                                                          Base Rent                  Rent                     Rent
                                                    ---------------------   --------------------    -----------------------
     AGH Leasing March 31 Hotels                           $   20,195,193         $   13,328,548             $   33,523,741

     Base and Participating Lease payments for
     the Proposed Acquisition Hotel
          Madison Hotel                                           238,997                      0                    238,997
                                                    ---------------------   --------------------    -----------------------

          Total                                            $   20,434,190         $   13,328,548             $   33,762,738
                                                    =====================   ====================    =======================

                             CLIFTON HOLDING CORP.

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997


     The following unaudited Pro Forma Consolidated Statement of Operations are presented as if the Company had completed the acquisition of the eight Prime Group I Acquisition Hotels and leased to Clifton Holding Corp (the "Prime Lessee") as of January 1, 1997. The Pro Forma Combined Statement of Operations does not include the effect of the acquisition of the Prime Group II Acquisition Hotels.

     In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

     The following unaudited Pro Forma Combined Statement of Operation are derived from the Prime Portfolio Acquisition Hotels' Combined Statements of Operations as of December 31, 1997 and should be read in conjunction with the financial statements filed with American General Hospitality Corporation's Report on Form 8-K dated April 6, 1998 and filed April 7, 1998.

     The following Pro Forma Consolidated Statement of Operations are not necessarily indicative of what the actual results of operations would have been assuming such transactions had been completed as of January 1, 1997.

                             CLIFTON HOLDING CORP.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                                       HISTORICAL
                                                      DECEMBER 31,                PRO FORMA
                                                          1997                   ADJUSTMENTS
                                                           (A)                       (B)                 PRO FORMA
                                                   -------------------        ------------------     ------------------
Revenues
         Room revenue (C)..........................     $   33,770,197                                   $   33,770,197
         Food and beverage revenue (C).............         15,452,912                                       15,452,912
         Other revenue (C).........................          1,581,999                                        1,581,999
                                                   -------------------        ------------------     ------------------
            Total revenue..........................         50,805,108                                       50,805,108
                                                   -------------------        ------------------     ------------------

Expenses
         Property operating costs and expenses (D).          8,766,525                                        8,766,525
         Food and beverage costs and expenses (D)..         10,695,183                                       10,695,183
         General and administrative (D)............          3,058,151                                        3,058,151
         Advertising and promotion (D).............          2,596,715                                        2,596,715
         Repairs and maintenance (D)...............          2,205,797                                        2,205,797
         Utilities (D).............................          2,389,469                                        2,389,469
         Management fees (E).......................          1,662,088             (1,662,088)
         Franchise costs (F).......................          1,100,602                                        1,100,602
         Depreciation and amortization (B).........          4,129,389             (4,129,389)
         Real estate and personal property
           taxes and property insurance (B)........          1,186,524             (1,186,524)
         Interest expense (B)......................          2,655,881             (2,655,881)
         Operating lease expense (B)...............            871,279               (635,206)                  236,073
         Other income (D)..........................           (232,192)                                        (232,192)
         Participating Lease expense (G)...........                                18,543,741                18,543,741
                                                   -------------------        ------------------     ------------------

            Total expenses.........................         41,085,411              8,274,653                49,360,064
                                                   -------------------        ------------------     ------------------

            Net income (loss)......................     $    9,719,697         $   (8,274,653)           $    1,445,044
                                                   ===================        ==================     ==================

                             CLIFTON HOLDING CORP.

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS

     The pro forma combined statement of operations of the Clifton Holding Corp. (the "Prime Lessee") include the results of operations of the eight hotels leased from the American General Hospitality Operating Partnership, L.P. (the "Operating Partnership") due to Prime Lessee's control over the operations of the hotels during the ten-year term of the Participating Leases. The Prime Lessee has complete discretion in establishing room rates and all rates for hotel goods and services. Likewise, all operating expenses of the hotels are under the control of the Prime Lessee. The Prime Lessee has the right to manage or to enter into management contracts with other parties to manage the hotels. If the Prime Lessee elects to enter into management contracts with other parties, the Prime Lessee must obtain the prior written consent of the Company, which consent may not be unreasonably withheld.

     The Prime Lessee's results of operations are seasonal. Generally, hotel revenue is greater in the second and third quarters of a calendar year, although this may not be true for hotels in major tourist destinations

(A) Represents the Prime Group I Acquisition Hotels' historical statement of operations for the year ended December 31, 1997.

(B) Represents the adjustments to present a statement of operations for the eight hotels acquired by the Company and leased to the Prime Lessee during 1998 prior to their acquisition by the Company based on historical balances of the previous owners. The combination of the historical statement of operations presented in column (A) and the pro forma adjustments in column
     (B) represent the results of operations of the eight Prime Group I Acquisition Hotels as if all of the Prime Group I Acquisition Hotels were acquired on January 1, 1997 and leased to the Prime Lessee pursuant to a Participating Lease since that date.

(C) Represents historical room, food and beverage and other revenues of the Prime Group I Acquisition Hotels.

(D)  Represents the historical expenses of the Prime Group I Acquisition Hotels.

(E) Historical management fees have been eliminated based on the inclusion of the hotel management function within the Participating Lease terms.


(F) Represents the historical franchise fees of the Prime Group I Acquisition Hotels. Franchise fees associated with the hotel conversions are not included in the pro forma statements of operations since other impacts including possible revenue enhancements and operating expense reductions are also not included.

(G) Represents lease payments to the Operating Partnership from the Prime Lessee pursuant to the Participating Leases calculated on a pro forma basis by applying the rent provisions of the Participating Leases to the revenues of the Prime Group I Acquisition Hotels. The departmental thresholds in the Participating Leases are seasonally adjusted for interim periods. The Participating Lease payments for the Prime Group I Acquisition Hotels are calculated by applying the rent provisions applicable in the first year of the respective leases executed to the historical operating revenues of the hotels prior to the acquisition by the Company.

                                                                                          Excess of
                                                                                        Participating              Total
                                                                                        Rent over Base         Participating
                                                                     Base Rent               Rent                  Rent
                                                                -----------------   --------------------   -------------------
     Prime Group I Acquisition Hotels                                 $14,165,875             $4,377,871           $18,543,746
                                                                =================   ====================   ===================

                             CLIFTON HOLDING CORP.

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998


     The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had completed the acquisition of the eight Prime Group I Acquisition Hotels and leased them to Clifton Holding Corp (the "Prime Lessee") pursuant to Participating Leases as of January 1, 1997. The Pro Forma Combined Statement of Operations does not include the effect of the Prime Group II Acquisition Hotels.

     In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

     The following unaudited Pro Forma Combined Statement of Operation are derived from the Prime Portfolio Acquisition Hotels' Combined Statements of Operations as of December 31, 1997 and should be read in conjunction with the financial statements filed with American General Hospitality Corporation's Report on Form 8-K dated April 6, 1998 and filed April 7, 1998.

     The following Pro Forma Consolidated Statement of Operations are not necessarily indicative of what the actual results of operations would have been assuming such transactions had been completed as of January 1, 1997.

                             CLIFTON HOLDING CORP.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)


                                                              HISTORICAL
                                                              MARCH 31,                   PRO FORMA
                                                                 1998                    ADJUSTMENTS
                                                                 (A)                         (B)                 PRO FORMA
                                                      -----------------------       -------------------     -------------------
Revenues
   Room revenue (C)..................................           $   7,604,805                $  419,617           $   8,024,422
   Food and beverage revenue (C).....................               2,971,362                   151,697               3,123,059
   Other revenue (C).................................                 353,323                    53,323                 406,646
   Interest income (C)...............................                  23,111                                            23,111
                                                      -----------------------       -------------------     -------------------
     Total revenue...................................              10,952,601                   624,637              11,577,238
                                                      -----------------------       -------------------     -------------------
Expenses
   Property operating costs and expenses (D).........               1,953,015                   109,141               2,062,156
   Food and beverage costs and expenses (D)..........               2,240,277                   105,867               2,346,144
   General and administrative (D)....................                 629,551                    66,853                 696,404
   Advertising and promotion (D).....................                 941,879                    20,549                 962,428
   Repairs and maintenance (D).......................                 480,625                    41,126                 521,751
   Utilities (D).....................................                 568,653                     1,720                 570,373
   Other expense (D).................................                     394                                               394
   Participating Lease expense (E)...................               4,115,013                   228,015               4,343,028
                                                      -----------------------       -------------------     -------------------

     Total expenses..................................              10,929,407                   573,271              11,502,678
                                                      -----------------------       -------------------     -------------------

     Net income (loss)...............................           $      23,194                $   51,366           $      74,560
                                                      =======================       ===================     ===================


  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                             CLIFTON HOLDING CORP.

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS

     The pro forma combined statement of operations of the Clifton Holding Corp. (the "Prime Lessee") include the results of operations of the eight hotels leased from the American General Hospitality Operating Partnership, L.P. (the "Operating Partnership") due to Prime Lessee's control over the operations of the hotels during the ten-year term of the Participating Leases. The Prime Lessee has complete discretion in establishing room rates and all rates for hotel goods and services. Likewise, all operating expenses of the hotels are under the control of the Prime Lessee. The Prime Lessee has the right to manage or to enter into management contracts with other parties to manage the hotels. If the Prime Lessee elects to enter into management contracts with other parties, the Prime Lessee must obtain the prior written consent of the Company, which consent may not be unreasonably withheld.

     The Prime Lessee's results of operations are seasonal. Generally, hotel revenue is greater in the second and third quarters of a calendar year, although this may not be true for hotels in major tourist destinations

(A) Represents the Prime Group I Acquisition Hotels' historical statement of operations for the three months ended March 31, 1998.

(B) Represents the adjustments to present a statement of operations for the eight hotels acquired by the Company and leased to the Prime Lessee during 1998 prior to their acquisition by the Company based on historical balances of the previous owners. The combination of the historical statement of operations presented in column (A) and the pro forma adjustments in column
     (B) represent the results of operations of the eight Prime Group I Acquisition Hotels as if all of the Prime Group I Acquisition Hotels were acquired on January 1, 1997 and leased to the Prime Lessee pursuant to a Participating Lease since that date.

(C) Represents historical room, food and beverage and other revenues of the Prime Group I Acquisition Hotels.

(D)  Represents the historical expenses of the Prime Group I Acquisition Hotels.


(E) Represents lease payments to the Operating Partnership from the Prime Lessee pursuant to the Participating Leases calculated on a pro forma basis by applying the rent provisions of the Participating Leases to the revenues of the Prime Group I Acquisition Hotels. The departmental thresholds in the Participating Leases are seasonally adjusted for interim periods. The Participating Lease payments for the Prime Group I Acquisition Hotels are calculated by applying the rent provisions applicable in the first year of the respective leases to the historical operating revenues of the hotels prior to the acquisition by the Company.

                                                                          Excess of
                                                                        Participating               Total
                                                                        Rent over Base       Participating Rent
                                                    Base Rent                Rent
                                               ------------------   --------------------   ---------------------
     Prime Group I Acquisition Hotels                $  3,382,139             $  960,889            $  4,343,028
                                               ==================   ====================   =====================